UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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☑ Definitive Proxy Statement.
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☐ Soliciting Material Pursuant to §240.14a-12.
Commission File No. 001-33169
WIRELESS RONIN TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

October 2, 2007

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Wireless Ronin Technologies, Inc., to be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on November 15, 2007, at 3:30 p.m. central time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Jeffrey C. Mack
Chairman of the Board,
President and Chief Executive Officer

Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 15, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Wireless Ronin Technologies, Inc., a Minnesota corporation, will be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on November 15, 2007, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

2. To consider and vote upon a proposal to amend our 2006 Equity Incentive Plan to increase the total number of shares for which awards may be granted from 1,000,000 to 1,750,000;

3. To consider and vote upon a proposal to approve our 2007 Associate Stock Purchase Plan;

4. To ratify the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

5. To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 20, 2007, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Scott N. Ross
Vice President, General Counsel and Secretary
Minnetonka, Minnesota
October 2, 2007

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Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 15, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of Wireless Ronin Technologies, Inc. and contains information relating to the annual meeting of our shareholders to be held on November 15, 2007, beginning at 3:30 p.m. central time, at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about October 2, 2007.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1. The election of six directors for the ensuing year and until their successors shall be elected and duly qualified;

2. Approval of an amendment to our 2006 Equity Incentive Plan to increase the total number of shares for which awards may be granted from 1,000,000 to 1,750,000;

3. Approval of our 2007 Associate Stock Purchase Plan; and

4. Ratification of the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm (“independent auditors”) for the year ending December 31, 2007.

You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•	FOR election of each of the nominees for director (see Proposal 1);

•	FOR approval of the amendment to our 2006 Equity Incentive Plan (see Proposal 2);

•	FOR approval of our 2007 Associate Stock Purchase Plan (see Proposal 3); and

•	FOR ratification of the appointment of Virchow, Krause & Company, LLP as our independent auditors for the fiscal year ending December 31, 2007 (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of September 20, 2007, the record date for the meeting, we had 14,447,705 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to September 20, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475,

Minnetonka, Minnesota 55345, Attention: Scott N. Ross, Vice President, General Counsel and Secretary, or hand-delivered to Mr. Ross before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  Assuming the presence of a quorum, the six persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.  For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR approval of the amendment to our 2006 Equity Incentive Plan, FOR approval of our 2007 Associate Stock Purchase Plan, and FOR ratification of the selection of independent auditors for the year ending December 31, 2007).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Registrar and Transfer Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Jeffrey C. Mack or John A. Witham, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of September 20, 2007, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 14,447,705 shares outstanding as of September 20, 2007. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below or pursuant to applicable community property laws, each person identified below has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security, except that Mr. Mack has pledged 2,000 shares as security for a loan. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Minnetonka, Minnesota 55345.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner(1)	Ownership(1)		Class(1)

Perkins Capital Management, Inc.	1,156,613	(2)	8.0%
Symmetry Peak Management, L.L.C.	1,075,000	(3)	7.5%
Gruber and McBaine Capital Management, LLC	723,350	(4)	5.0%
Heartland Advisors, Inc.	723,000	(5)	5.0%
Barry W. Butzow	594,499	(6)	4.1%
Carl B. Walking Eagle Sr.	366,446	(7)	2.5%
Spirit Lake Tribe	346,446	(8)	2.4%
Jeffrey C. Mack	160,686	(9)	1.1%
Christopher F. Ebbert	140,316	(10)	*
Dr. William F. Schnell	121,147	(11)	*
John A. Witham	55,555	(12)	*
Scott W. Koller	24,307	(13)	*
Thomas J. Moudry	25,000	(14)	*
Gregory T. Barnum	20,000	(15)	*
Brett A. Shockley	20,000	(15)	*
Brian S. Anderson	14,472	(16)	*
All current executive officers and directors as a group (10 persons)	941,929	(17)	6.4%

*	Represents less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of September 20, 2007.

(2)	As set forth in the Schedule 13G filed on January 12, 2007 by Perkins Capital Management, Inc. The Schedule 13G reports that these shares are owned by investment advisory clients of Perkins Capital Management, Inc. The Schedule 13G reports that these shares represent 247,038 shares over which such entity has sole voting power and 1,156,613 shares over which such entity has sole dispositive power (representing 846,613 common equivalents and 310,000 warrants to purchase common stock). The address of this shareholder is 730 East Lake Street, Wayzata, MN 55391.

(3)	As set forth in the Schedule 13G filed on June 22, 2007 by Frank P. “Quint” Slattery, Symmetry Peak Management, L.L.C. (“SPM”), Symmetry Peak Capital, L.L.C. (“SPC”), and Symmetry Peak, L.P. (“SP”). Mr. Slattery is the managing member of both SPM and SPC and SPC is the general partner of SP. Mr. Slattery and SPM have shared voting power and shared dispositive power over 1,075,000 shares. SPC and SP have shared voting power and shared dispositive power over 758,950 shares. Mr. Slattery, SPM, SPC and SP disclaim beneficial ownership of the shares held except to the extent of their pecuniary interest in such shares. The address of this shareholder is 262 Harbor Drive, 4th Floor, Stamford, CT 06902.

(4)	As set forth in the Schedule 13G filed on February 12, 2007 by Gruber and McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Eric Swergold. The Schedule 13G reports that GMCM is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of these shares. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. GMCM has shared voting power and shared dispositive power over 723,350 shares. Mr. Gruber has sole voting power over 23,200 shares and shared voting power and shared dispositive power over 723,350 shares. Mr. McBaine has sole voting power over 3,000 shares and shared voting power and shared dispositive power over 723,350 shares. Mr. Swergold has shared voting power and shared dispositive power over 723,350 shares. The address of this shareholder is 50 Osgood Place, Penthouse, San Francisco, CA 94133.

(5)	As set forth in the Schedule 13G filed on February 9, 2007 by Heartland Advisors, Inc. and William O. Nasgovitz. The Schedule 13G reports that Heartland Advisors, Inc. (“HA”) is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of these shares. Mr. Nasgovitz is the president and principal shareholder of HA. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 723,000 shares. The Schedule 13G reports that these shares represent shares over which such entity has shared voting power and shared dispositive power. The address of this shareholder is 789 North Water Street, Milwaukee, WI 53202.

(6)	Includes 10,000 shares purchasable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, and 232,770 shares purchasable upon exercise of warrants. The address of this shareholder is 9714 Brassie Circle, Eden Prairie, MN 55437.

(7)	Includes shares owned by Spirit Lake Tribe. Carl B. Walking Eagle Sr. is the Vice Chairman of the Spirit Lake Tribal Council and may be deemed to beneficially own the shares held by Spirit Lake Tribe. Mr. Walking Eagle disclaims beneficial ownership of the shares owned by Spirit Lake Tribe except to the extent of his pecuniary interest in such shares. Includes 20,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan. The address of this shareholder is P.O. Box 359, Main Street, Fort Totten, ND 58335.

(8)	The address of this shareholder is P.O. Box 359, Main Street, Fort Totten, ND 58335.

(9)	Includes 75,353 shares purchasable upon exercise of warrants and 41,666 shares issuable upon exercise of options granted under the 2006 Equity Incentive Plan. Mr. Mack has pledged 2,000 shares as security for a loan.

(10)	Includes 92,055 shares purchasable upon exercise of warrants.

(11)	Includes 2,083 shares purchasable upon exercise of warrants, 20,000 shares issuable upon the exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, and 80,731 shares beneficially owned by SHAG LLC (of which 11,109 shares are purchasable upon exercise of warrants.) Dr. Schnell is an owner of SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares. The address of this shareholder is 1000 East 1st Street, Duluth, MN 55805.

(12)	Represents 22,222 shares purchasable upon exercise of warrants and 33,333 shares issuable upon exercise of options granted under the 2006 Equity Incentive Plan.

(13)	Includes 22,682 shares purchasable upon exercise of warrants.

(14)	Includes 20,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan.

(15)	Represents shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan.

(16)	Includes 6,250 shares issuable upon the exercise of options granted under the 2006 Equity Incentive Plan and 2,222 shares purchasable upon exercise of warrants.

(17)	Includes 216,617 shares purchasable upon exercise of warrants, 222,916 shares issuable upon exercise of options and shares beneficially owned by entities related to two of our directors (of which 11,109 shares are purchasable upon exercise of warrants).

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote “FOR” the nominees listed below.

			Position with	Director
Name	Age	Principal Occupation	Company	Since

Jeffrey C. Mack(1)	54	Chairman, President, Chief Executive Officer and Director of Wireless Ronin Technologies, Inc.	Chairman, President, Chief Executive Officer and Director	2003
Gregory T. Barnum(1)(2)(3)(4)	52	Vice President of Finance and Chief Financial Officer of Datalink Corporation	Director	2006
Thomas J. Moudry(2)(3)	46	Chief Executive Officer and Chief Creative Officer of Martin Williams Advertising, Inc.	Director	2006
William F. Schnell(1)(3)(4)	51	Orthopedic Surgeon	Director	2005
Brett A. Shockley(1)(2)(4)	48	Chairman, Chief Executive Officer and President of Spanlink Communications, Inc.	Director	2006
Carl B. Walking Eagle Sr	65	Vice Chairman of the Spirit Lake Tribal Council	Director	2005

(1)	Member of the executive committee.

(2)	Member of the audit committee.

(3)	Member of the compensation committee.

(4)	Member of the corporate governance and nominating committee.

Business Experience

Jeffrey C. Mack has served as our Chairman, President, Chief Executive Officer and Director since February 2003. From November 2000 through October 2002, Mr. Mack served as Executive Director of Erin Taylor Editions, an art distribution business. From July 1997 through September 2000, Mr. Mack served as Chairman, Chief Executive Officer and President of Emerald Financial, a recreational vehicle finance company. In January 1990, Mr. Mack founded and became Chairman, Chief Executive Officer and President of Arcadia Financial Ltd. (formerly known as Olympic Financial, Ltd.). Mr. Mack left Arcadia in August 1996.

Gregory T. Barnum joined our board of directors in February 2006. Since February 2006, Mr. Barnum has been Vice President of Finance and Chief Financial Officer for Datalink Corporation. From July 1997 to June 2005, Mr. Barnum was Chief Financial Officer and Secretary of CNT Corporation. Prior to employment with CNT Corporation, he served as Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary of Tricord Systems, Inc. and held similar senior financial positions with Cray Computer Corporation and Cray Research, Inc. Mr. Barnum is a member of the board of directors of Electric City Corporation and serves as a member of its audit committee.

Thomas J. Moudry joined our board of directors in March 2006. Since December 2005, Mr. Moudry has been Chief Executive Officer and Chief Creative Officer of Martin Williams Advertising, Inc., a subsidiary of Omnicom Group, Inc., an advertising and marketing company. Prior to his current position at Martin Williams, Mr. Moudry served as such company’s President and Executive Creative Director from June 2005 to December 2005 and such company’s Executive Vice President and Creative Director from July 2003 to June 2005. From April 2000 to May 2003, Mr. Moudry was Executive Vice President and Executive Creative Officer of Omnicom Group Inc.

William F. Schnell joined our board of directors in July 2005. Dr. Schnell also serves on the board of directors of National Bank of Commerce and Lakewalk Surgery Center. Since 1990, Dr. Schnell has been an orthopedic surgeon with Orthopedic Associates of Duluth, and formerly served as its President.

Brett A. Shockley joined our board of directors in March 2006. Since January 2002, Mr. Shockley has been Chairman, Chief Executive Officer and President of Spanlink Communications, Inc. From August 2000 to December 2001, Mr. Shockley was Vice President-General Manager of the Customer Contact Business Unit of Cisco Systems. See “Certain Relationships and Related Transactions.”

Carl B. Walking Eagle Sr. joined our board of directors in July 2005. Since 1981, Mr. Walking Eagle has served as Vice Chairman of the Spirit Lake Tribal Council. See “Certain Relationships and Related Transactions.”

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held six meetings during the year ended December 31, 2006. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the board and of those committees on which he or she served, except Mr. Moudry was unable to attend two board meetings and one audit committee meeting.

The board is comprised of a majority of “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. The independent directors are identified by name in the “Independent Directors” column of the chart that appears below within the subsection captioned “Committees.” Our board determined that our acquisition of a communications system for a new office location from Spanlink Communications, Inc. did not prevent it from reaching a determination that Mr. Shockley is independent. Jeffrey A. Mack, our Chairman of the Board, President and Chief Executive Officer, is not an

independent director. Mr. Frank and Ms. Haugerud, who resigned from our board during 2006, were independent directors. Messrs. Butzow and Hopkins, who also resigned from our board during 2006, were not independent directors.

The independent members of the board meet in executive session at each regular meeting of the board, with no members of management present.

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-B and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.wirelessronin.com and is available, free of charge, upon written request to our Corporate Secretary at Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.wirelessronin.com.

Committees

The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of our executive committee, each committee consists solely of members who are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board’s committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

					Corporate
					Governance				Independent
Name	Audit		Compensation		and Nominating		Executive		Directors

Jeffrey C. Mack							X	(1)
Gregory T. Barnum	X	(1)	X		X		X		X
Thomas J. Moudry	X		X	(1)					X
William F. Schnell			X		X		X		X
Brett A. Shockley	X				X	(1)	X		X
Carl B. Walking Eagle Sr.	.
Barry W. Butzow(2)
Michael Frank(2)									X
Susan K. Haugerud(2)									X
Michael Hopkins(2)

(1)	Denotes committee chairperson.

(2)	Messrs. Butzow and Frank and Ms. Haugerud resigned from the board during 2006. Mr. Hopkins, who continues to serve as an employee of our company, resigned from the board during 2006.

Each of the audit committee, the compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.wirelessronin.com and are available in print upon written request to our Corporate Secretary at Wireless Ronin Technologies, Inc., 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345.

The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. The committees receive materials related to the topics on the agenda prior to each meeting, and keep minutes of each meeting.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our audit committee are Messrs. Barnum, Moudry and Shockley. Each member of our audit committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of the audit committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement, and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our board of directors has determined that Gregory T. Barnum is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-B.

The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications and independence of our independent auditors and the performance of our internal audit function. Our audit committee is directly responsible, subject to shareholder ratification, for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The audit committee met once during our last fiscal year.

Audit Committee Report

Our audit committee has:

•	reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 31, 2006;

•	discussed with Virchow, Krause & Company, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from Virchow, Krause & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Virchow, Krause & Company, LLP its independence.

Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the SEC.

/s/  Gregory T. Barnum, Chair
/s/  Thomas J. Moudry
/s/  Brett A. Shockley
The Audit Committee

Compensation Committee Matters

The members of the compensation committee are Messrs. Barnum and Moudry and Dr. Schnell. Each member of our compensation committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the IRS.

The current role of the compensation committee is to discharge the board’s responsibilities relating to compensation of the company’s executives and to oversee and advise the board on the adoption of policies that govern the company’s compensation programs, including stock and benefit plans.

Compensation Committee Procedures

The compensation committee’s principal responsibilities and functions are to:

•	Review the competitiveness of our company’s executive compensation programs to ensure (a) the attraction and retention of executive officers, (b) the motivation of executive officers to achieve our company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our company’s shareholders.

•	Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

•	Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.

•	Oversee an evaluation of the performance of the company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

•	Review and approve Chief Executive Officer goals and objectives, evaluate Chief Executive Officer performance in light of these corporate objectives, and set Chief Executive Officer compensation consistent with company philosophy.

•	Review and approve termination packages for corporate officers.

•	Review and discuss with the board and senior corporate officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior corporate officers.

•	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans.

•	Review periodic reports from management on matters relating to our company’s personnel appointments and practices.

•	Produce an annual report of the compensation committee on executive compensation for our company’s annual proxy statement in compliance with applicable SEC rules and regulations and relevant listing authority.

•	Regularly review and make recommendations about changes to the committee’s charter.

•	Obtain or perform evaluations of the committee’s performance and make applicable recommendations.

The compensation committee meets as often as its members deem necessary to carry out its responsibilities. During our last fiscal year, the committee did not meet, but took action by written consent to approve (1) the grants of stock options and restricted stock awards to executive officers, (2) an adjustment to base compensation of our executive officers, (3) 2006 management bonuses, and (4) an executive officer performance bonus plan for 2007.

The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

The compensation committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the committee. Our Chief Executive Officer assists the committee from time to time by advising on a variety of compensation matters. For example, Mr. Mack assists with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Mr. Mack also assists the compensation committee by identifying employees eligible for equity awards.

Corporate Governance and Nominating Committee Matters

The members of the corporate governance and nominating committee are Messrs. Barnum and Shockley and Dr. Schnell. Each member of our corporate governance and nominating committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market.

The functions of the corporate governance and nominating committee include identifying individuals qualified to become members of our board and overseeing our corporate governance principles. The corporate governance and nominating committee did not meet during our last fiscal year.

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

The committee may consider nominees suggested by directors, management and shareholders. It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the corporate governance and nominating committee, care of the Corporate Secretary, at the principal executive office of Wireless Ronin Technologies, Inc.:

(1) The name of the person recommended as a director candidate;

(2) All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3) The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4) As to the shareholder making the recommendation, the name and address, as they appear on the books of Wireless Ronin Technologies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5) A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for 2008 Annual Meeting.”

Minimum Qualifications

The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an “audit committee financial expert;” at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Executive Committee Matters

Our executive committee consists of three “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and our Chief Executive Officer. Specifically, Messrs. Barnum and Shockley, Dr. Schnell and Mr. Mack were appointed by the board of directors to serve on the executive committee. Pursuant to our Bylaws, the executive committee may exercise all of the powers of the board of directors in the management of our business and affairs when the board of directors is not in session. The executive committee, which was constituted in August 2006, did not meet during our last fiscal year.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

All of our directors are expected to attend the annual meeting of shareholders. We plan to hold a board meeting coincident with each annual shareholders’ meeting to minimize director travel obligations and facilitate their attendance at annual shareholders’ meetings. We did not hold an annual meeting of shareholders in 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth, for each director who is not a named executive officer and for each former director who served on our board during 2006, information concerning compensation earned for services in all capacities during the fiscal year ended December 31, 2006.

Compensation of Directors

	Fees
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)	($)	Earnings	($)	($)

Gregory T. Barnum	—	—	37,617	—	—	—	37,617
Thomas J. Moudry	—	—	37,617	—	—	—	37,617
Dr. William F. Schnell	—	—	37,617	—	—	—	37,617
Brett A. Shockley	—	—	37,617	—	—	—	37,617
Carl B. Walking Eagle Sr.	—	—	37,617	—	—	—	37,617
Barry W. Butzow(2)	—	—	37,617	—	—	—	37,617
Michael Frank(2)	—	—	37,617	—	—	—	37,617
Michael J. Hopkins(3)	—	—	—	—	—	—	—
Susan K. Haugerud(2)	—	—	37,617	—	—	—	37,617

(1)	Each of the options awarded to directors has a five-year term, was granted on February 27, 2006 and is exercisable at $4.00 per share. Compensation expense recognized for these option awards during fiscal year 2006 under FAS 123R is set forth in the above table.

(2)	Mr. Frank, Mr. Butzow and Ms. Haugerud resigned from the board during 2006.

(3)	Mr. Hopkins, who continues to serve as an employee of our company, resigned from the board during 2006. Although Mr. Hopkins was not compensated for his board service, we paid $92,343 in total compensation to Mr. Hopkins for his service as an employee during the fiscal year ended December 31, 2006.

2006 Non-Employee Director Stock Option Plan

Our board of directors has adopted the 2006 Non-Employee Director Stock Option Plan which provides for the grant of options to members of our board of directors who are not employees of our company or its subsidiaries. Our shareholders approved this plan in February 2007. Our non-employee directors have been granted awards under the 2006 Non-Employee Director Stock Option Plan. Under the plan, non-employee directors as of February 27, 2006 and each non-employee director thereafter elected to the board is automatically entitled to a grant of a five-year option for the purchase of 40,000 shares of common stock, 10,000 of which vest and become exercisable on the date of grant, and additional increments of 10,000 shares become exercisable and vest upon each director’s reelection to the board. The plan is administered by the compensation committee of our board. The compensation committee is authorized to interpret the plan, amend and modify rules and regulations relating to the plan and amend the plan unless such amendment is required to be approved by our shareholders pursuant to rules of any stock exchange or NASDAQ.

The number of shares originally reserved for awards under the 2006 Non-Employee Director Stock Option Plan was 510,000 shares. As of September 20, 2007, we had 280,000 shares available for issuance under such plan. Options are required to be granted at fair market value. As of September 20, 2007, outstanding options granted to our current and former directors under the 2006 Non-Employee Director Stock Option Plan were as follows:

Gregory T. Barnum	40,000 shares
Thomas J. Moudry	40,000 shares
Dr. William F. Schnell	40,000 shares
Brett A. Shockley	40,000 shares
Carl B. Walking Eagle Sr.	40,000 shares
Barry W. Butzow(1)	10,000 shares
Michael Frank(1)	10,000 shares
Susan K. Haugerud(1)	10,000 shares
Michael J. Hopkins(2)	0 shares

(1)	Mr. Frank, Mr. Butzow and Ms. Haugerud resigned from the board since receiving a grant of options, but are entitled to exercise such options for 10,000 shares.

(2)	Mr. Hopkins, who continues to serve as an employee of our company, resigned from the board during 2006. Although Mr. Hopkins was not compensated for his board service, we paid $92,343 in total compensation to Mr. Hopkins for his service as an employee during the fiscal year ended December 31, 2006.

Each non-employee director option referenced above has an exercise price of $4.00 per share. Options for 10,000 shares vested immediately upon shareholder approval in February 2007 and expire in February 2008. Options for 40,000 shares vest at the rate of 10,000 shares effective February 27, 2006 for incumbent directors or upon election to the board for new directors, and 10,000 shares upon re-election to the board each year thereafter, and have a five-year term.

Director Option Exercises

Our directors did not exercise any stock options during the fiscal year ended December 31, 2006.

EXECUTIVE COMPENSATION

The following table shows, for our Chief Executive Officer and each of our two other most highly compensated executive officers, who are referred to as the named executive officers, information concerning compensation earned for services in all capacities during the fiscal year ended December 31, 2006.

Summary Compensation Table

							Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)	($)(3)	($)

Jeffrey C. Mack	2006	171,769	100,000	—	173,747	—	—	804	446,320
Chairman, President, Chief Executive Officer and Director
John A. Witham	2006	127,596	60,000	—	145,197	—	—	—	332,793
Executive Vice President and Chief Financial Officer
Scott W. Koller	2006	169,425	30,000	—	48,128	—	—	—	247,553
Executive Vice President of Sales and Marketing

(1)	Effective January 1, 2007, the annual base salaries of the named executive officers were adjusted as follows: Mr. Mack — $225,000; Mr. Witham — $175,000; and Mr. Koller — $160,000.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with FAS 123R. See “Management’s Discussion and Analysis or Plan of Operation — Critical Accounting Policies and Estimates — Accounting for Stock-Based Compensation” in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(3)	Represents the amount we paid in premiums for a $500,000 life insurance policy for Mr. Mack, of which the beneficiary is Mr. Mack’s spouse.

Executive Employment Agreements

We have Executive Employment Agreements with our current executive officers, Messrs. Mack, Witham, Ebbert and Koller, effective as of April 1, 2006. We also entered into an Amended and Restated Executive Employment Agreement with Mr. Anderson, our vice president and controller, effective as of December 13, 2006. The agreements are all for an initial term ending April 1, 2008, and will be automatically extended for successive one year periods unless either we or the officer elects not to extend employment. The annual base salary payable under these agreements may be increased, but not decreased, in the sole discretion of our board. The initial annual base salaries were: Mr. Mack — $172,000; Mr. Witham — $137,000; Mr. Ebbert — $152,000; Mr. Koller — $137,000; and Mr. Anderson — $137,000. Mr. Mack became entitled to a one-time $25,000 cash bonus as a consequence of the completion of our initial public offering. Messrs. Witham and Ebbert received one-time cash bonuses upon the completion of our initial public offering in the amount of $20,000 each. Mr. Anderson is entitled to receive a performance-based cash award in 2007 of up to $25,000, based upon reaching agreed-upon goals and objectives. These agreements prohibit each officer from competing with us during his employment and for a period of time thereafter, two years for Mr. Mack and one year for each other officer. If we terminate the officer’s employment without cause, the officer is entitled to receive a severance payment based on his base salary. For Mr. Mack, this payment is 2 times his base salary, for Mr. Witham, this payment is 1.5 times his base salary, and for each other officer, the payment is equal to his base salary. In addition, in a termination without cause, Mr. Koller is entitled to a payment equal to his earned commission, and each other officer is entitled to a payment equal to the performance bonus paid in the prior year, if any, except that Mr. Witham would be entitled to 1.5 times the performance bonus earned for the prior year. If there has been a change of control in our company and the officer’s employment is involuntarily terminated or the officer leaves for good reason within 12 months following the change of control, we would pay the officer the severance payments described above, except that Mr. Witham’s severance payment would be 2 times his base salary and 2 times the performance bonus earned for the prior year.

Warrant Repricing

In February 2006, our board of directors determined that $9.00 more properly reflected the market value of our common stock and approved a repricing, from $13.50 per share to $9.00 per share, of the following warrants:

Name	Warrant Shares

Jeffrey C. Mack	21,666
Christopher F. Ebbert	15,000
Stephen E. Jacobs(1)	23,333
Barry W. Butzow	16,667
Michael Frank	22,222
Marshall Group	4,444

(1)	Mr. Jacobs served as our Executive Vice President and Secretary from February 2006 through March 2007.

The repricing was effected to provide ongoing incentives to our named executive officers, our other executive officers, our directors, our strategic partner, the Marshall Group, and Michael Frank, a former director. Going forward, our policy will be not to reprice derivative securities. The incremental compensation expense recognized during fiscal year 2006 in connection with this repricing in accordance with FAS 123R is included in the Summary Compensation Table above under the caption “Option Awards.”

2006 Equity Incentive Plan

Our board of directors has adopted the 2006 Equity Incentive Plan, which was approved by our shareholders in February 2007. Proposal No. 2 to this proxy statement relates to an amendment to this plan designed to increase the number of shares reserved for issuance thereunder. Participants in the plan may include our employees, officers, directors, consultants, or independent contractors who our compensation committee determines shall receive awards under the plan. The plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the grant of options that do not qualify as incentive stock options, restricted stock, restricted stock units, stock bonuses, cash bonuses, stock appreciation rights, performance awards, dividend equivalents, warrants and other equity based awards. The number of shares of common stock originally reserved for issuance under the plan was 1,000,000 shares. As of September 20, 2007, we had 125,007 shares available for issuance under such plan. The plan expires on February 2, 2017.

The plan is administered by a committee appointed by our board of directors. The compensation committee of our board of directors serves as the committee. The compensation committee has the sole authority to determine which of the eligible individuals shall be granted awards, authorize the grant and terms of awards, to adopt, amend and rescind such rules and regulations as may be advisable in the administration of the plan, construe and interpret the plan and to make all determinations deemed necessary or advisable for the administration of the plan.

Incentive options may be granted only to our officers and other employees. Non-statutory options may be granted to employees, consultants, directors or independent contractors who the compensation committee determines shall receive awards under the plan. We do not grant non-statutory options under the 2006 Equity Incentive Plan with an exercise price of less than 100% of the fair market value of our company’s common stock on the date of grant.

Generally, awards are non-transferable except by will or the laws of descent and distribution; however, the compensation committee may in its discretion permit the transfer of certain awards to immediate family members or trusts for the benefit of immediate family members. If the employment of a participant is terminated by our company for cause, then the compensation committee shall have the right to cancel any awards granted to the participant whether or not vested under the plan.

The following table shows the awards that were outstanding under the 2006 Equity Incentive Plan as of September 20, 2007. The outstanding awards to our principal executive officer, our principal financial officer, the other named executive officer, our executive officers as a group, our non-executive directors as a group, and our non-executive officers as a group are set forth in the following table and the related footnotes.

Name and Position	Number of Shares

Jeffrey C. Mack	291,666	(1)
Chairman, President, Chief Executive Officer and Director
John A. Witham	141,666	(2)
Executive Vice President and Chief Financial Officer
Scott W. Koller	95,000	(3)
Executive Vice President, Sales and Marketing
Executive Group	699,332	(4)
Non-Executive Director Group	—
Non-Executive Officer Employee Group	174,661

(1)	Represents (a) a five-year option for the purchase of 166,666 shares of common stock at $4.00 per share, which vested 25% on March 30, 2006 and 25% on March 30, 2007, and vests 25% on each of March 30, 2008 and March 30, 2009, and (b) a five-year option for the purchase of 125,000 shares of common stock at $5.65, which vests 25% on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011.

(2)	Represents (a) a five-year option for the purchase of 66,666 shares of common stock at $4.00 per share, which vested 25% on March 30, 2006 and 25% on March 30, 2007, and vests 25% on each of March 30, 2008 and March 30, 2009, and (b) a five-year option for the purchase of 75,000 shares of common stock at $5.65, which vests 25% on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011.

(3)	Represents a five-year option for the purchase of 95,000 shares of common stock at $5.65 per share, which vests 25% on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011.

(4)	In addition to the awards specifically listed in this table, this entry includes (a) a five-year option for the purchase of 75,000 shares of common stock at $5.65 per share held by Christopher F. Ebbert, our Executive Vice President and Chief Technology Officer, which vests 25% on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011, (b) an option for the purchase of 15,000 shares of common stock at $5.65 per share held by Stephen E. Jacobs, our former Executive Vice President and Secretary, which vested in full on February 2, 2007, and expires on December 31, 2007, (c) a five-year option for the purchase of 50,000 shares of common stock at $5.65 per share held by Brian S. Anderson, our Vice President and Controller, which vests 25% on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011, (d) a five-year option for the purchase of 25,000 shares of common stock at $6.25 per share held by Mr. Anderson, which vested 25% on December 11, 2006 and vests 25% on each of December 11, 2007, December 11, 2008 and December 11, 2009, and (e) a restricted stock award for 6,000 shares held by Mr. Anderson, which vests in full on January 1, 2008, subject to Mr. Anderson being employed by us on such date.

Details regarding the specific terms and conditions of each outstanding equity award at fiscal year end is set forth below in the Outstanding Equity Awards at Fiscal Year-End table and the related narrative.

Performance Bonus Plan for 2007

Our compensation committee established that our executive officers will have the following potential non-equity incentive plan awards upon achieving performance objectives for 2007:

Name and Position of Executive Officer	Minimum	Target	Maximum

Jeffrey C. Mack	$35,000	$175,000	$350,000
Chairman, President, Chief Executive Officer and Director
John A. Witham	$14,000	$70,000	$200,000
Executive Vice President and Chief Financial Officer
Scott W. Koller	$5,000	$25,000	$25,000
Executive Vice President of Sales and Marketing
Christopher F. Ebbert	$6,000	$30,000	$70,000
Executive Vice President and Chief Technology Officer
Brian S. Anderson	$5,000	$25,000	$25,000
Vice President and Controller

In August 2007, the committee set revenue and gross margin objectives that would prompt the foregoing payouts. Awards will be weighted 50% each to revenue targets and gross margin targets. For amounts between the target and maximum payouts, awards will be interpolated. If 100% of such objectives is met, 100% of each potential bonus will be paid (this amount is set forth as the target payout in the table above). If at least 85% (but not 100%) of such objectives is met, 50% of each potential bonus will be paid. If at least 75% (but not 85%) of such objectives is met, 20% of each potential bonus will be paid (this amount is set forth as the minimum payout in the table above). If less than 75% of such objectives is met, no bonuses will be paid.

However, for results which exceed the performance objectives or which are below such objectives, the committee will have the discretion to interpolate or award discretionary amounts based on the facts and circumstances.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information concerning unexercised options for each named executive officer outstanding as of the end of fiscal year 2006.

	Option Awards
				Equity
				Incentive
				Plan
				Awards:
	Number of		Number of	Number of
	Securities		Securities	Securities
	Underlying		Underlying	Underlying
	Unexercised		Unexercised	Unexercised	Option
	Options		Options	Unearned	Exercise	Option
	(#)		(#)	Options	Price	Expiration
Name	Exercisable(1)		Unexercisable(1)	(#)	($)	Date

Jeffrey C. Mack	35,354	(2)	—	—	2.25	07/12/2009
Chairman, President, Chief	18,333	(2)	—		6.75	09/02/2010
Executive Officer and Director	21,666	(2)	—		9.00	03/31/2011
	41,666	(3)	125,000 (3)		4.00	03/30/2011
	—		125,000 (4)		5.65	09/27/2011
John A. Witham	22,222	(2)	—	—	9.00	01/18/2011
Executive Vice President and Chief	16,666	(3)	50,000 (3)		4.00	03/30/2011
Financial Officer	—		75,000 (4)		5.65	09/27/2011

Scott W. Koller	1,388	(2)	—	—	6.75	12/15/2009
Executive Vice President,	5,555	(2)	—		6.75	08/04/2010
Sales and Marketing	2,777	(2)	—		11.25	10/10/2010
	1,851	(2)	—		9.00	02/06/2011
	11,111	(2)	—		9.00	03/24/2011
	—		95,000 (4)	—	5.65	09/27/2011

(1)	Unless otherwise indicated, represents shares issuable upon the exercise of stock options awarded under our 2006 Equity Incentive Plan.

(2)	Represents shares purchasable upon the exercise of warrants.

(3)	These options vested 25% on March 30, 2006 and 25% on March 30, 2007, and vest 25% on each of March 30, 2008 and March 30, 2009.

(4)	These options vest 25% on January 1, 2008 and an additional 25% on each of January 1, 2009, January 1, 2010 and January 1, 2011.

The Executive Employment Agreements described in the narrative to the Summary Compensation section above set forth all arrangements between our company and each of our named executive officers in connection with termination of employment, change of control of our company, and any changes to the named executive officer’s responsibilities following a change of control. During the first half of 2007, we adopted a 401(k) plan in which our associates, including executive officers, are eligible to participate. We currently do not match contributions under the 401(k) plan.

PROPOSAL NO. 2
AMENDMENT TO 2006 EQUITY INCENTIVE PLAN

General

The board of directors and our shareholders previously approved the 2006 Equity Incentive Plan. The board initially reserved 1,000,000 shares of common stock for issuance under the plan. As of September 20, 2007, we had outstanding option awards for 872,989 shares with a weighted average exercise price of $5.49 per share and an outstanding restricted stock award for 6,000 shares that we had granted to associates. (We refer to our employees as associates.) As a result, 125,007 shares remained available for future award under the plan. The number of shares currently available for awards under the plan has been determined by the board to be insufficient to meet the future anticipated needs of our company. Options and other possible forms of awards under the plan are expected to be an important incentive to attract, retain and motivate eligible participants in order to achieve our growth and profitability objectives. A general description of the plan is set forth below.

Description of the Plan

Purpose.  The purpose of the plan is to permit the board to develop and implement a variety of stock-based programs based on the changing needs of the company. The board and senior management of the company believe it is in the best interests of the company’s shareholders for officers, employees and certain other persons to own stock in the company and that such ownership will enhance the company’s ability to attract highly qualified personnel, strengthen its retention capabilities, and enhance the long-term performance of the company to vest in participants a proprietary interest in the success of the company and to provide certain “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

Shares Subject to the Plan.  The maximum number of shares issuable pursuant to awards of restricted stock, restricted stock units or stock bonuses is currently 1,000,000 shares. If any award lapses, expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by us, any such shares will again become available for issuance under the plan. Shares will not be treated as having been issued under the plan, and therefore will not reduce the number of shares available for grant to the extent an award is settled in cash or shares are withheld in satisfaction of tax withholding obligations. Appropriate adjustments will be made to the shares reserved under the plan, to the other numerical limits on awards described in this proposal and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

Administration.  The plan is administered by the compensation committee of our board of directors. All awards to participants will be granted by the committee which consists of at least two directors, each of whom is both a “non-employee director” within the meaning of Exchange Act Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Subject to the provisions of the plan, the committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The committee may, subject to certain limitations required by Section 162(m) and the express language in the plan that prohibits amending, modifying, extending, canceling or renewing any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The committee may establish rules and policies for administration of the plan and adopt one or more forms of agreement to evidence awards made under the plan. The committee interprets the plan and any agreement used under the plan, and all determinations of the committee will be final and binding on all persons having an interest in the plan or any award issued under the plan.

Eligibility.  Under the plan, the committee may grant awards to employees and non-employee individual consultants or independent contractors providing services to our company or any present or future parent or subsidiary corporation or other affiliated entity of our company. While the committee may grant ISOs only to employees, the committee may grant Non-ISOs, warrants, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance awards to any eligible participants. As of September 20, 2007, we had 58 associates, including five executive officers, who were eligible to participate in the plan. Under the plan, the committee has not granted awards to non-employee service providers and does not currently anticipate any change in that practice.

Individual Limit.  No more than 300,000 shares may be issued to any participant in any calendar year. We have authority to make awards of this magnitude, but have no present intention of doing so.

Stock Options.  The committee may grant Non-ISOs and ISOs within the meaning of Section 422 of the Code, or any combination of these. Each option granted under the plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and any such options must not be exercised after the expiration of five years from the date of grant. On September 20, 2007, the closing price of our common stock on The Nasdaq Capital Market was $7.09 per share.

The plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the committee; or by any combination of these. Nevertheless, the committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee’s surrender of a portion of the option shares to our company.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The maximum term of any option granted under the plan is ten years, provided, as noted above, that an ISO granted to a ten percent shareholder must have a term not exceeding five years. Subject to the term of an award, an option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve months. However, if service is terminated for cause, the option will terminate immediately.

ISOs are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Non-ISOs granted under the plan may be assigned or transferred to the extent permitted by the committee.

Warrants.  The committee may grant warrants pursuant to the plan. Each warrant granted under the plan must be evidenced by a written agreement in such form and including such terms as the committee shall from time to time approve. The exercise price per share of any warrant may not be less than the fair market value of a share of our common stock on the date of grant, except as permitted in connection with the issuance of warrants in a transaction to which Section 424(a) of the Code applies, and any such warrant must not be exercised after the expiration of ten years from the date of grant.

Stock Appreciation Rights.  The committee may grant SARs. The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee’s discretion, it may make payment of a SAR in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. The committee may make payment in a lump sum or it may defer payment in accordance with the terms of the participant’s award agreement. The maximum term of any SAR granted under the plan is ten years.

Restricted Stock and Restricted Stock Units.  Shares of restricted stock and restricted stock units (“RSUs”) are subject to restrictions as the committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based or time-based or both. Restricted stock and RSUs may be “qualified performance-based awards,” as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the committee, upon a participant’s termination of employment (as determined under criteria established by the committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by us, except that the committee may waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or RSUs. The minimum restriction period for restricted stock and RSUs is three years, or one year in the case of performance-based awards.

An award may, but need not be, a “qualified performance-based award.” These awards are intended to qualify as performance-based compensation under Section 162(m). These performance measures include, but are not limited to:

•	revenue

•	cash flow

•	earnings per share

•	income before taxes, or earnings before interest, taxes, depreciation and amortization

•	return on equity

•	total shareholder return

•	share price performance

•	return on capital

•	return on assets or net assets

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	return on operating revenue

•	return on invested capital

•	market segment share

•	product release schedules

•	new product innovation

•	product cost reduction through advanced technology

•	brand recognition/acceptance

•	product ship or sales targets

•	customer segmentation or satisfaction

•	customer account profitability

•	economic value added (or equivalent metric)

These performance measures may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries, can be on an absolute or relative basis and can be measured annually or cumulatively over a time period specified in the award agreement. A “qualified performance-based award” is a grant of restricted stock or RSUs designated as such by the committee at the time of grant based upon a determination that: (1) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which we would expect to be able to claim a tax deduction with respect to such restricted stock or RSU award and (2) the committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Code. The committee will specify the performance goals to which any “qualified performance-based award” will be subject.

The provisions of restricted stock and RSUs including any applicable performance goals need not be the same with respect to each participant. During the restriction period, the committee may require that any stock certificates evidencing restricted shares be noncertificated or be held by us. Other than these restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock or RSU award.

Except as may be provided by the committee, in the event of a participant’s termination of employment or relationship with the company prior to all of his restricted stock becoming vested, or in the event any conditions to the vesting of restricted stock have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the award, the shares of restricted stock which have not vested shall be forfeited, and the committee may provide that any purchase price paid by the participant be returned to the participant, or a cash payment equal to the restricted stock’s fair market value on the date of forfeiture, if lower, be paid to the participant.

Performance Awards.  The committee may grant performance awards to eligible individuals subject to the terms of the plan. A performance award (1) may take the form of any of the award types available under the plan, (2) may be denominated or payable in cash, shares, other securities, other awards or other property, and (3) will provide the holder with the right to receive payments, in whole or in part, upon the achievement of performance goals established by the committee. Prior to or at the time of grant, the committee may designate such awards as “qualified performance-based awards,” as described above under “Restricted Stock and Restricted Stock Units,” intended to qualify under Code Section 162(m). The vesting or settlement of such awards will be conditioned upon the attainment of one or more of the performance measures described above.

Stock Bonuses, Dividend Equivalents and Other Stock-Based Awards.  Stock bonuses and other awards that are valued by reference to, or otherwise based upon, our common stock, including without limitation dividend equivalents may also be granted under the plan, either alone or in conjunction with other awards.

Cash Bonuses.  Cash bonuses may be awarded in connection with an award of restricted stock, RSUs or a stock bonus as performance-based compensation, and, if awarded, will be distributed at the time the recipient recognizes taxable income in connection with the awards.

Transferability of Awards.  Awards are non-transferable other than by will or the laws of descent and distribution. However, in the discretion of the committee, Non-ISOs, warrants and SARs may be transferred to members of the holder’s immediate family. The transfer may be made directly or indirectly or by means of a trust, partnership or otherwise. ISOs may be exercised only by the initial holder, a guardian if state law permits, and upon death of the optionee, by his legal representative or beneficiary.

Change in Control.  In the event of a change in control of our company, and provided that an award agreement does not include contrary provisions, awards will become exercisable and nonforfeitable, as follows: any stock options and SARs outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the committee. All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested. Upon a change in control, the committee may determine that some or all recipients holding outstanding awards will receive, with respect to some or all of such awards, as of the effective date of the change in control, cash in an amount equal to the excess of the fair market value of such awards immediately prior to the effective date of the change in control over the exercise price per share of such awards.

Forfeiture for Financial Reporting Misconduct.  If the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or the participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the company the amount of any payment in settlement of an award, and the income realized by a participant in connection with any other stock based award, earned or accrued during the 12 month period following the first public issuance or filing with the SEC (which ever just occurred) of the financial document embodying such financial reporting requirement.

Compliance with Section 409A of the Code.  Notwithstanding anything herein to the contrary, any award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a participant holding such award.

Amendments and Termination.  Our board of directors may amend, alter, suspend, discontinue or terminate the plan at any time and from time to time, but without the approval of our shareholders, no amendment, alteration, suspension, discontinuation or termination may be made that would (i) increase the number of shares that may be issued under the plan; (ii) permit granting of options at less than the market price of our stock; (iii) permit the repricing of outstanding options; (iv) amend the maximum shares set forth that may be granted as options, SARs, restricted stock, RSUs, stock bonus or other awards; (v) extend the term of the plan; (vi) change the class of persons eligible to participate in the plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

Term of the Plan.  The plan will terminate on February 2, 2017, or on any earlier date of discontinuation or termination as determined by our board of directors.

Proposed Plan Amendment

The board has approved, subject to shareholder approval, an amendment to the plan which would increase the number of shares of common stock which may be awarded under the plan by 750,000 from 1,000,000 to 1,750,000. The board believes that this amendment will advance the interests of our company and our shareholders by continuing to provide incentive to eligible participants and facilitating an increase in the proprietary interests of such persons in our company. The text of the plan, including the proposed amended language which is bold and underlined, is attached as Appendix A to this proxy statement. In connection with this amendment, the maximum number of shares of common stock that may be issued in the form of restricted stock, stock bonuses or restricted stock units would also increase by 750,000 from 1,000,000 to 1,750,000.

Federal Income Tax Consequences

Incentive Stock Options.  Under present law, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 15%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the fair market value of the stock when the option was exercised and the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any recognized ordinary income or gain will not be subject to tax withholding by our company. Unless limited by Section 162(m) of the Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-statutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of our company is subject to tax withholding by our company. The applicable withholding rate for income realized upon exercise of non-qualified stock options is 25% for income realized below $1,000,000 and 35% for the excess income over $1,000,000. Unless limited by Section 162(m) of the Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as a long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15% (lower rates may apply depending upon when the shares are acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Restricted Stock and RSUs.  Restricted stock awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company. Because the restricted stock grants are subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock becomes transferable. The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by the recipient who is an employee will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Code, our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Dividend Equivalents and Other Awards.  Other types of awards granted under the plan, whether distributed in stock or cash, will be treated as ordinary income at the time and to the extent the awards vest and restrictions on them lapse. At such time, the recipient will be subject to income tax on such awards at ordinary income rates, as described above, unless the recipient has made a Section 83(b) election at the time of the grant. In the year the award is taxable to the participant, we will take a deduction for the amount reported as ordinary income.

Deductibility Limit on Compensation in Excess of $1 Million.  Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the program) by a public company to a “covered employee” (i.e., the Chief Executive Officer and the other executive officers who are most highly compensated) to no more than $1 million.

The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and other awards under the plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee’s or recipient’s death or the income tax laws of any municipality, state or foreign country in which the optionee’s or recipient’s income or gain may be taxable.

New Plan Benefits

Future awards to be received by or allocated to particular participants under the plan are not presently determinable.

Required Vote

The affirmative vote of holders of a majority of the voting securities present in person or represented by proxy at the annual meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers approval of the amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of the amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to compensation plans under which our equity securities are authorized for issuance. Subsequent to December 31, 2006, our shareholders approved the 2006 Equity Incentive Plan, the 2006 Non-Employee Director Stock Option Plan and certain warrants to purchase common stock.

Number of
Securities
Remaining
Available
	Number of			for Future
	Securities		Weighted-	Issuance
	to be Issued Upon		Average	Under Equity
	Exercise of		Exercise Price of	Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options,		Options,	Securities
	Warrants and		Warrants	Reflected in
	Rights		and Rights	Column(a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	0		$ N/A	N/A
Equity compensation plans not approved by security holders	1,298,566	(1)	$5.22	580,668	(2)

Total	1,298,566		$5.22	580,668

(1)	Represents: (a) 5,555 shares of common stock underlying a five-year warrant exercisable at $0.45 per share issued to an executive officer, which warrant expires on November 18, 2007; (b) 555 shares of common stock underlying a five-year warrant exercisable at $0.45 per share issued to a non-executive officer employee, which warrant expires on January 27, 2008; (c) 13,888 shares of common stock underlying a five-year warrant exercisable at $0.09 per share issued to an executive officer, which warrant expires on January 1, 2009; (d) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on February 1, 2009; (e) 13,888 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on April 29, 2009; (f) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on May 1, 2009; (g) 222 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on July 12, 2009; (h) 35,354 shares of common stock underlying five-year warrants exercisable at $2.25 share issued to an executive officer, which warrants expire on July 12, 2009; (i) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 share issued to an executive officer, which warrant expires on August 1, 2009; (j) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on November 1, 2009; (k) 14,276 shares of common stock underlying five-year warrants exercisable at $2.25 per share issued to executive officers, which warrants expire on January 26, 2010; (l) 27,777 shares of common stock underlying a five-year warrant exercisable at $0.09 per share issued to an executive officer, which warrant expires on January 26, 2010; (m) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on February 1, 2010; (n) 222 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to non-executive officer employees, which warrants expire on February 18, 2010; (o) 277 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on February 23, 2010; (p) 1,666 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on April 9, 2010; (q) 833 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on April 18, 2010; (r) 13,888 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on April 29, 2010; (s) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on May 1, 2010; (t) 8,888 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to executive officers, which warrants expire on August 4, 2010; (u) 388 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on August 9, 2010; (v) 31,666 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to executive officers, which warrants expire on September 2, 2010; (w) 27,776 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to an executive officer, which warrants expire on September 3, 2010; (x) 2,777 shares of common stock underlying a five-year warrant exercisable at $11.25 per share issued to an executive officer, which warrant expires on October 10, 2010; (y) 1,666 shares of common stock underlying a five-year warrant exercisable at $11.25 per share issued to a non-executive officer employee, which warrant expires on November 8, 2010; (z) 1,481 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on December 13, 2010; (aa) 27,920 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on December 16, 2010; (bb) 111 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on December 20, 2010; (cc) 3,333 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on December 28, 2010; (dd) 6,944 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer, which warrant expires on December 30, 2010; (ee) 5,184 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on December 30, 2010; (ff) 296 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on January 6, 2011; (gg) 22,222 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer, which warrant expires on January 18, 2011; (hh) 2,222 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on January 19, 2011; (ii) 2,222 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on January 30, 2011; (jj) 1,851 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer, which warrant expires on February 6, 2011; (kk) 11,111 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer employee, which warrant expires on March 24, 2011; (ll) 11,111 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on March 24, 2011; (mm) 51,666 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to executive officers, which warrants expire on March 31, 2011; (nn) 200,000 shares of common stock underlying options granted under our 2006 Non-Employee Director Stock Option Plan exercisable at $4.00 per share issued to directors, which options expire on February 27, 2011, vested as to 50,000 shares on February 27, 2006 and vest 25% with respect to options held by each director upon such director’s reelection to the board; (oo) 30,000 shares of common stock underlying options granted under our 2006 Non-Employee Director Stock Option Plan exercisable at $4.00 per share issued to directors who no longer serve on our board, which options expire on February 27, 2011, vested in full on February 27, 2006; (pp) 233,332 shares of common stock underlying options granted under our 2006 Equity Incentive Plan exercisable at $4.00 per share issued to executive officers, which options expire on March 30, 2011, vested 25% on March 30, 2006 and 25% on March 30, 2007, and vest 25% on each of March 30, 2008 and March 30, 2009; (qq) 25,000 shares of common stock underlying an option granted under our 2006 Equity Incentive Plan exercisable at $6.25 per share issued to an executive officer which option expires on December 11, 2011, vested 25% on December 11, 2006 and vests 25% on each of December 11, 2007, December 11, 2008 and December 11, 2009; (rr) 420,000 shares of common stock underlying options granted under our 2006 Equity Incentive Plan exercisable at $5.65 per share issued to executive officers, which options expire on December 27, 2011 and vest 25% on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011; (ss) 15,000 shares of common stock underlying an option granted under our 2006 Equity Incentive Plan exercisable at $5.65 per share issued to an executive officer, which option expires on May 3, 2007 and vested in full on February 2, 2007; and (tt) 6,000 shares of common stock underlying a restricted stock award granted under our 2006 Equity Incentive Plan to an executive officer, which vests in full on January 1, 2008, subject to executive officer being employed by us on such date.

(2)	Represents 300,668 shares remaining available for issuance under our 2006 Equity Incentive Plan at fiscal year end and 280,000 shares remaining available for issuance under our 2006 Non-Employee Director Stock Option Plan at fiscal year end. Descriptions of such plans, both of which were approved by our shareholders in February 2007, appear under the caption “Executive Compensation.”

PROPOSAL NO. 3
APPROVAL OF 2007 ASSOCIATE STOCK PURCHASE PLAN

Overview

Subject to shareholder approval, by action taken effective August 16, 2007, our board of directors adopted the 2007 Associate Stock Purchase Plan. The plan is designed to encourage ownership in our common stock and thereby encourage our associates to act in the shareholders’ interest and share in the company’s success. (We refer to our employees as associates.) The plan is intended to qualify under Section 423 of the Code. The plan permits eligible associates to purchase common stock through payroll deductions, not exceeding 10% of an associate’s compensation, at a purchase price equal to 85% of the lower of the fair market value of the common stock on the first day of the Offering Period (as defined below) or the last day of the payroll deduction period. The following summary of the plan does not purport to be a complete description and is qualified in its entirety by the specific language of the plan, a copy of which is attached to this proxy statement as Appendix B.

Summary of the Purchase Plan

Purpose.  The purpose of the plan is to provide employees of our company with an opportunity to purchase our common stock through accumulated payroll deductions pursuant to a plan that qualifies for beneficial tax treatment under Section 423 of the Code as an “employee stock purchase plan.”

Stock Subject to the Plan.  If the plan is approved by the shareholders, an aggregate of 300,000 of our authorized but unissued or reacquired shares of common stock will be authorized for issuance under the plan. Appropriate adjustments will be made to the number of shares authorized under the plan and to outstanding purchase rights in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, or in the event of any merger, sale of our assets or other reorganization. If any purchase right expires or terminates, the shares subject to the unexercised portion of such purchase right will again be available for issuance under the plan.

Administration.  The plan is administered by our board or a duly appointed committee of our board. We anticipate that the compensation committee will administer the plan. Subject to the provisions of the plan, the compensation committee will determine the terms and conditions of the purchase rights granted. The compensation committee also will interpret the plan and purchase rights, with all determinations final and binding on all persons having an interest in the plan or any purchase right.

Eligibility.  Any common law employee (who has completed 90 consecutive days of employment) of our company or any subsidiary corporation designated for inclusion in the plan is eligible to participate in the plan. However, no employee who owns or holds options to purchase, or who, as a result of participation in the plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary corporation is eligible to participate in the plan. As of September 20, 2007, 58 associates, including five executive officers, were eligible to participate in the plan.

Offering Periods and Purchase Periods.  The plan is implemented through offerings of successive six-month periods (“Offering Periods”). A new Offering Period begins on the first trading day on or after January 1 and July 1 of each year and ending on the last trading day in the six-month period. If the plan is approved by our shareholders, the first Offering Period will commence January 1, 2008. We will collect authorized payroll deductions from participants for a particular purchase during successive six-month periods beginning January 1 and July 1. If the plan is approved by our shareholders, the first payroll deduction period will begin January 1, 2008. On the first day of each Offering Period, a participant receives an option to purchase a number of shares of common stock with funds withheld during the payroll deduction period. The number of shares is determined at the end of the payroll deduction period as follows: the number of shares delivered will equal the amount withheld during the payroll deduction period divided by the lesser of 85% of the fair market value of a share of common stock on the first day of the Offering Period or the last day of the payroll deduction period.

Participation in an offering under the plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions will be at the rate of 1% to 10% of an employee’s compensation for any payroll deduction period. An employee who becomes a participant in the plan will automatically participate in the next offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the plan, becomes ineligible to participate, or terminates employment. A participant may not alter the rate of payroll deductions during an Offering Period with the exception of withdrawing from the plan. Upon withdrawal, we will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering. No participant may accrue a right to purchase shares of common stock under the plan having a fair market value exceeding $25,000 (measured as the fair market value of our common stock on the first day of the offering in which the shares are purchased) for each calendar year in which the purchase right is outstanding at any time.

On the last day of each Offering Period (a “Purchase Date”), we will issue to each participant in the offering the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during the offering by the purchase price, limited in any case by the number of shares subject to the participant’s purchase right for that offering. The price at which shares are sold under the plan may not be less than 85% of the lesser of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of the common stock on any relevant date will be the average of the highest and lowest quoted sales prices for our common stock as reported on the NASDAQ Stock Market. On September 20 2007, the closing price per share of our common stock was $7.09.

Effect of Termination.  Associates who terminate their employment for any reason prior to the last trading day of an Offering Period will not be allowed to acquire shares under the plan for that Offering Period. Upon termination of employment, we will pay the balance in the associate’s account to the associate, or to his or her estate, without interest.

Transferability.  Neither payroll deductions credited to an associate’s account under the plan nor any rights with regard to the purchase of shares under the plan may be assigned, transferred, pledged or otherwise disposed of in any way by the associate, other than by will or the laws of descent and distribution. However, a participant in the plan may designate a beneficiary to receive any shares or cash remaining in such associate’s account at the time of his or her death by providing written notice of such designation to us.

Change in Control.  The plan generally defines a “Change in Control” as the occurrence of any of the following events:

•	an acquisition of 50% or more of the company’s outstanding stock,

•	the complete or substantially complete dissolution or liquidation of the company,

•	a change in the majority of the board without the approval of the incumbent board, or

•	any sale of all or substantially all of the assets of the company, or merger, consolidation or reorganization.

If a Change in Control occurs, each option outstanding under the plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute equivalent options for options outstanding under the plan, each Offering Period then in progress will be shortened and a new Purchase Date will be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date will be on or before the date of consummation of the Change in Control.

Termination or Amendment.  The Plan will become effective upon its approval by the shareholders. It will continue in effect for a term of 20 years from the later of the date the plan or any amendment to add shares to the plan is approved by the shareholders unless terminated earlier by the board in accordance with the provisions of the plan. The board may at any time amend, suspend or terminate the plan, subject to applicable law and listing requirements, except that any amendment that (1) increases the number of securities that may be issued under the plan, or (2) materially modifies the eligibility requirements for participation in the plan must be approved by our shareholders to take effect.

Certain Federal Income Tax Consequences

We intend that the plan will qualify as an “employee stock purchase plan” under Section 423 of the Code. The following discussion is only a brief summary of the material federal income tax consequences to us and the participating associates in the United States in connection with the plan. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual associate. The discussion is based on the Code as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of applicable state, local or foreign tax laws.

Under the Code, we are deemed to grant associate participants in the plan an “option” on the first day of each Offering Period to purchase as many shares of our common stock as the associate will be able to purchase with the payroll deductions credited to his or her account during the Offering Period. On the last day of each Offering Period, the purchase price is determined and the associate is deemed to have exercised the “option” and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price.

The amounts deducted from a participating associate’s pay pursuant to the plan will be included in the associate’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the associate either at the beginning of the Offering Period, when the “option” is granted, or at the time the associate purchases shares of common stock pursuant to the plan.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the plan is the later of (1) two years after the deemed “option” is granted (the first day of an Offering Period), or (2) one year after the deemed “option” is exercised and the common stock is purchased (the last day of an Offering Period). When the common stock is disposed of after this period, or after the associate’s death if the associate dies while holding the common stock (a “qualifying disposition”), the associate (or in the case of death the associate’s estate) realizes ordinary income to the extent of the lesser of

(a) the amount by which the fair market value of the common stock at the time the deemed “option” was granted exceeded the “option price,” or (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the lesser of the fair market value of the common stock on the first day of the Offering Period or the last day of the payroll deduction period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an Offering Period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an associate sells or disposes of the common stock (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the associate recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of an Offering Period), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the associate held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the associate will have a capital loss equal to such difference. Even though an associate must treat part of his or her gain on a qualifying disposition of the common stock as ordinary income, we may not take a business deduction for such amount. However, if an associate makes a disqualifying disposition, the amount of income that the associate must report as ordinary income qualifies as a business deduction for us for the year of such disposition.

New Plan Benefits

Participation in the plan is entirely within the discretion of the eligible associates. Because we cannot predict the participation levels by associates, the rate of associate contributions or the eventual purchase price under the plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by our associates, including our executive officers, under the plan.

Required Vote

The affirmative vote of holders of a majority of the voting securities present in person or represented by proxy at the annual meeting is required to approve the plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers approval of the plan to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of the plan.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Virchow, Krause & Company, LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by Virchow, Krause & Company, LLP for the fiscal year ended December 31, 2006. In February 2006, we engaged Virchow, Krause & Company, LLP to audit our financial statements for the years ended December 31, 2006 and 2005.

December 31,
2006

Audit fees(1)	$168,422
Audit-related fees	0
Tax fees(2)	6,000
All other fees	0

Total Fees	$174,422

(1)	Audit fees consisted of fees for services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements, and for professional services in connection with our initial public offering.

(2)	Tax fees consisted of the aggregate fees billed for tax compliance, tax advice, and tax planning.

Our audit committee reviewed the audit and non-audit services rendered by Virchow, Krause & Company, LLP during the period set forth above and concluded that such services were compatible with maintaining the auditors’ independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, Virchow, Krause & Company, LLP, are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Virchow, Krause & Company, LLP in our last fiscal year.

Recommendation

The audit committee recommends a vote “FOR” the ratification of the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that the terms of each of the following related party transactions were no less favorable to us than could have been obtained from an unaffiliated third party. With respect to the following transactions, each was ratified by a majority of our independent directors who did not have an interest in the transaction or who had access, at our expense, to our or independent legal counsel.

We will enter into all future material affiliated transactions and loans with officers, directors and significant shareholders on terms that are no less favorable to us than those that can be obtained from unaffiliated, independent third parties. All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our independent legal counsel.

Convertible Notes

Prior to our November 2006 initial public offering, we financed our company primarily through the sale of convertible notes, some of which were purchased by certain of our directors, executive officers or their affiliates. We entered into agreements with each of the holders of our outstanding convertible notes pursuant to which, among other things, the outstanding principal balances (plus, at the option of each holder, interest through the closing of our initial public offering) converted into shares of our common stock at $3.20 per share (80% of the initial public offering price) simultaneously with the closing of our initial public offering.

Between May 20, 2003 and November 24, 2003, we borrowed an aggregate of $300,000 from Barry W. Butzow, a former director and a beneficial owner of more than 5% of our outstanding common stock, pursuant to four separate convertible notes. The notes had various maturities ranging from December 20, 2008 to June 26, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the notes, Mr. Butzow had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call the notes, in whole or in part, prior to the maturity date. In connection with the issuance of the notes, we issued to Mr. Butzow 16,666 shares of our common stock and a five-year warrant to purchase 26,389 shares of our common stock at $9.00 per share. The outstanding principal amount of the notes and accrued interest of $103,908 were converted into 126,220 shares of common stock simultaneously with the closing of our initial public offering.

Between June 16, 2003 and November 24, 2003, we sold three separate convertible notes in an aggregate amount of $250,000 to Jack Norqual, a former beneficial owner of more than 5% of our outstanding common stock. The notes had five-year maturities ranging from September 10, 2009 to October 24, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the notes, Mr. Norqual had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call the notes, in whole or in part, prior to the maturity date. In connection with the issuance of the notes, we issued to Mr. Norqual 13,887 shares of our common stock and a five-year warrant to purchase 25,000 shares of our common stock at $9.00 per share. The outstanding principal amount of the notes was converted into 78,125 shares of common stock, and we paid Mr. Norqual accrued interest on the notes of $85,103, simultaneously with the closing of our initial public offering.

On July 11, 2003, we sold a convertible note in the principal amount of $100,000 to Don Dorsey, a former beneficial owner of more than 5% of our outstanding common stock. The note had a maturity date of June 14, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the note, Mr. Dorsey had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Dorsey 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Dorsey accrued interest on the note of $36,739, simultaneously with the closing of our initial public offering.

On October 31, 2003, we sold a convertible note in the principal amount of $100,000 to Stephen E. Jacobs, one of our former executive officers. The notes had a maturity date of May 28, 2009 and accrued interest at the rate of 10% per annum and was due quarterly. Under the terms of the note, Mr. Jacobs had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of the note, we issued to Mr. Jacobs 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Jacobs accrued interest on the note of $33,000, simultaneously with the closing of our initial public offering.

On October 31, 2003, we sold a convertible note in the principal amount of $25,000 to Steve Meyer, a former beneficial owner of more than 5% of our outstanding common stock. The note had a maturity date of May 28, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the note, Mr. Meyer had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Meyer 1,388 shares of our common stock and a five-year warrant to purchase 2,083 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 7,812 shares of common stock, and we paid Mr. Meyer accrued interest on the note of $5,125, simultaneously with the closing of our initial public offering.

On November 24, 2003, we sold a convertible note in the principal amount of $100,000 to Mr. Dorsey. The note had a maturity date of June 26, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the note, Mr. Dorsey had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Dorsey 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Dorsey accrued interest on the note of $31,105, simultaneously with the closing of our initial public offering.

On March 12, 2004, we sold a convertible note in the principal amount of $100,000 to Mr. Meyer. The note had a maturity date of September 30, 2006. Interest accrued at the rate of 10% per annum and was payable at maturity. Under the terms of the note, Mr. Meyer had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Meyer 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Meyer accrued interest on the note of $15,094, simultaneously with the closing of our initial public offering.

On July 22, 2004, we sold a convertible note in the principal amount of $200,000 to R.A. Stinski, a former beneficial owner of more than 5% of our outstanding common stock. The note had a maturity date of July 22, 2006. In connection with the issuance of this note, we issued to Mr. Stinski 11,111 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at $13.50 per share. On August 25, 2006, Mr. Stinski exchanged this promissory note for $237,933 in principal amount of our 12% convertible bridge notes together with warrants to purchase 47,586 shares of our common stock. In connection with this exchange, we also issued to Mr. Stinski 20,000 shares of our common stock. Subsequent to our initial public offering in November 2006, the promissory note and the accrued interest were converted into an aggregate of 77,501 shares of common stock.

On December 22, 2004, we sold a convertible note in the principal amount of $33,550 to Christopher F. Ebbert, an executive officer of our company. The note had a maturity date of July 22, 2010 and was convertible into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. Interest accrued at the rate of 10% per annum and was due quarterly. In connection with the issuance of the note, we issued to Mr. Ebbert a five-year warrant to purchase 3,727 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 10,484 shares of common stock, and we paid Mr. Ebbert accrued interest on the note of $7,291, simultaneously with the closing of our initial public offering.

At the closing of our initial public offering, pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe and a former beneficial owner of more than 5% of our outstanding common stock, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock, representing 30% of our issued and outstanding shares on a fully diluted basis, determined without giving effect to shares issued in connection with our public offering, or shares issued or issuable upon conversion of our outstanding 12% convertible bridge notes or the exercise of warrants issued to purchasers of the bridge notes between March 2006 and August 2006. Spirit Lake Tribe sold 1,000,000 shares of common stock in a secondary public offering which closed on June 19, 2007. Mr. Carl B. Walking Eagle, Sr., a director, is an officer and member of the Spirit Lake Tribal Council.

Non-Convertible Notes

On January 30, 2004, we entered into a note in the principal amount of $26,700 with Mr. Butzow. As of May 12, 2006, the balance of this non-convertible note was $13,750 with a maturity date of December 31, 2009. Interest accrued at the rate of 10% per annum and was due quarterly. In connection with this note, we issued to Mr. Butzow a five-year warrant to purchase 2,967 shares of our common stock at $9.00 per share. This note was repaid in November 2006.

Other Financing Agreements

On November 2, 2004, we entered into a business loan agreement with Signature Bank that provided us with a variable rate revolving line of credit of $300,000 personally guaranteed by Barry W. Butzow. As of December 31, 2006, we had no amounts outstanding under this line. Interest accrued at a variable interest rate of 1.5 percentage points over the U.S. Bank index rate and was payable the first day of each month. We were able to prepay all or a portion of the loan early without penalty. In consideration for Mr. Butzow’s personal guarantee, we issued to Mr. Butzow a five-year warrant to purchase 16,667 shares of our common stock at $13.50 per share. These warrants were subsequently repriced to $9.00 per share as described under “Warrant Repricing” below.

On December 8, 2004, we entered into a 36-month lease agreement with Winmark Capital Corporation for office equipment and furniture. As of December 31, 2006, we had a remaining lease obligation of $65,695. Our payment obligations under the lease are approximately $4,292 per month. This lease has been personally guaranteed by Stephen Jacobs, one of our former executive officers. In consideration for his personal guarantee, we issued to Mr. Jacobs a five-year warrant to purchase 8,333 shares of our common stock at $13.50 per share. These warrants were subsequently repriced to $9.00 per share as described under “Warrant Repricing” below.

On November 10, 2005, we entered into a business loan agreement with Signature Bank that provided us with a variable rate revolving line of credit of $200,000 personally guaranteed by Mr. Butzow. As of December 31, 2006, we had no amounts outstanding under this line. Interest accrued at a variable interest rate of 1.5 percentage points over the U.S. Bank index rate and was payable the first day of each month. We were able to prepay all or a portion of the loan early without penalty. In consideration for his personal guarantee, we issued to Mr. Butzow a five-year warrant to purchase 5,556 shares of our common stock at $9.00 per share.

On May 23, 2005, we entered into a factoring agreement with Messrs. Jacobs and Butzow, whereby we agreed to assign and sell to Messrs. Jacobs and Butzow certain of our receivables. They had the ability to limit their purchases to receivables arising from sales to any one customer or a portion of the net amount of the receivable. We granted a continuing security interest in all receivables purchased under the agreement. We paid interest equal to two times the prime rate of interest published by Signature Bank in effect at the time of purchase. The interest rate applied to all receivables purchased under the agreement. The interest amount was based on the receivable balance until collected and was subject to change based on changes in the prime rate. In consideration for this agreement, we agreed to issue to Messrs. Jacobs and Butzow five-year warrants to purchase shares of our common stock at $9.00 per share in an amount equal to 100% of the net dollar amount of receivables sold to Messrs. Jacobs and Butzow. As of December 31, 2006, we had issued warrants to purchase an aggregate of 39,492 shares at $9.00 per share relating to this agreement. As of December 31, 2006, we had no amounts outstanding under this agreement. On March 22, 2007, we terminated the factoring agreement. We refer you to Note H to our financial statements for the year ended December 31, 2006 in our Annual Report on Form 10-KSB for the year ended December 31, 2006 for a discussion of our accounting treatment.

On November 11, 2005, we sold a 90-day promissory note to SHAG LLC in the principal amount of $100,000. Dr. William Schnell, one of our non-employee directors, is a member of SHAG LLC. The interest rate of the note was 10% per year. As additional consideration, we issued to SHAG LLC a five-year warrant to purchase 2,778 shares of our common stock at $9.00 per share. We agreed with SHAG LLC to increase the amount of the note to $107,500 and extend the term in exchange for the right to convert amounts outstanding under the note into shares of our common stock at a conversion rate equal to 80% of the initial public offering price. The outstanding principal amount of the note and accrued interest of $8,630 was converted into 36,289 shares of common stock simultaneously with the closing of our initial public offering.

On December 27, 2005, we sold a 90-day promissory note to Mr. Butzow in the principal amount of $300,000. The interest rate of the note is 10% per year. As additional consideration, we issued to Mr. Butzow a five-year warrant to purchase 25,000 shares of our common stock at $6.30 per share. On March 27, 2006, we extended the maturity date of this note for 90 days. As additional consideration, we issued to Mr. Butzow a six-year warrant to purchase 25,000 shares of our common stock at $6.30 per share. On June 27, 2006, Mr. Butzow agreed to extend the maturity date of his promissory note to July 31, 2006 and to exchange the promissory note for our 12% convertible bridge notes in the principal amount of the promissory note, plus accrued interest, together with warrants to purchase shares of our common stock. In consideration for the extension, we agreed to issue to Mr. Butzow 22,666 shares of our common stock. On July 27, 2006, we issued to Mr. Butzow 12% convertible bridge notes in the principal amount of $315,625 and warrants to purchase 63,125 shares of our common stock in exchange for this promissory note. Subsequent to our initial public offering in November 2006, the promissory note and the accrued interest were converted into an aggregate of 103,761 shares of common stock.

On January 12, 2006, we entered into a business loan agreement with Signature Bank that provides us with a variable rate revolving line of credit of $250,000 personally guaranteed by Michael J. Hopkins, one of our employees and a former director. As of December 31, 2006, we had no amounts outstanding under this line. Interest accrues at a variable interest rate of 1.5 percentage points over the U.S. Bank index rate and is payable the first day of each month. We may prepay all or a portion of the loan early without penalty. In consideration for his personal guarantee, we issued to Mr. Hopkins a five-year warrant to purchase 6,944 shares of our common stock at $9.00 per share. This note was repaid in November 2006.

On February 14, 2006, we entered into a 36-month lease agreement with Winmark Capital Corporation for office equipment and furniture. As of December 31, 2006, we had a remaining lease obligation of $43,420. Our payment obligations under the lease are approximately $1,855 per month.

On December 30, 2006, we entered into a 36-month lease agreement with Winmark Capital Corporation for office equipment and furniture. As of December 31, 2006, we had a remaining lease obligation of $152,651. Our payment obligations under the lease are approximately $5,296 per month.

Warrant Repricing

In February 2006, our board of directors determined that $9.00 more properly reflected the market value of our common stock and approved a repricing, from $13.50 per share to $9.00 per share, of the following warrants:

Warrant
Name	Shares

Jeffrey C. Mack	21,666
Stephen E. Jacobs(1)	23,333
Christopher F. Ebbert	15,000
Marshall Group	4,444
Barry W. Butzow	16,667
Michael Frank	22,222

(1)	Mr. Jacobs served as our Executive Vice President and Secretary from February 2006 through March 2007.

The repricing was effected to provide ongoing incentives to our named executive officers, our other executive officers, our directors, our strategic partner, the Marshall Group, and Michael Frank, a former director. Going forward, our policy will be not to reprice equity instruments.

Executive Employment Agreements

The terms of the executive employment agreements between our company and our executive officers is set forth in the narrative following the Summary Compensation Table above.

Agreement with Spanlink Communications, Inc.

On June 11, 2007, we executed a statement of work with Spanlink Communications, Inc. relating to the acquisition of a communications system for a new office location. The statement of work specifies a Cisco Unified Communications system, including hardware, software and services in connection with the installation and maintenance of the system, and arises our of a proposal from Spanlink and a master services agreement signed by the parties in April 2007. Brett A. Shockley, one of our directors, is the President, Chairman, a Director and principal shareholder of Spanlink. We estimate that the amount of the contract will be $206,000. In October 2007, we plan to execute a statement of work with Spanlink relating to the acquisition of a communications system for our Canadian office. We estimate that the amount of that contract will be $46,000. We believe the communication systems and the cost thereof to be competitive with systems that could be provided by unrelated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during fiscal year 2006, all applicable Section 16(a) filing requirements were met, except that (a) one report on Form 4 for Thomas J. Moudry setting forth one open market purchase of 5,000 shares, (b) one report on Form 4 for William F. Schnell setting forth one open market purchase of 10,000 shares, (c) one report on Form 4 for Scott W. Koller setting forth one open market purchase of 1,625 shares, and (d) one report on Form 4 for Jeffrey C. Mack setting forth one open market purchase of 2,000 shares, were not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR
2008 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2008 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Scott N. Ross, Corporate Secretary, no later than June 4, 2008. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2008 annual meeting of shareholders after August 18, 2008, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Scott N. Ross, our Corporate Secretary, by written request to our principal address. Please refer to “Our Board of Directors and Committees — Corporate Governance and Nominating Committee Procedures” for the procedures for nominating directors.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Scott N. Ross, our Corporate Secretary, at our principal address.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Jeffrey C. Mack
Chairman of the Board,
President and Chief Executive Officer

Minnetonka, Minnesota
October 2, 2007

APPENDIX A

2006 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective September 28, 2007)

1.	Purpose of the Plan

The purpose of the Wireless Ronin Technologies, Inc. 2006 Equity Incentive Plan is to permit the Board of Directors to develop and implement a variety of stock-based programs based on the changing needs of the Company. The Board of Directors and senior management of Wireless Ronin Technologies, Inc. believe it is in the best interest of its shareholders for officers, employees and certain other persons to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of the Company to vest in Participants a proprietary interest in the success of the Company and to provide certain “performance-based compensation” within the meaning of Section l62(m)(4)(C) of the Code.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

(b) “Award” shall mean an Option, SAR, Restricted Stock or Restricted Stock Units, Stock Bonus, Cash Bonus, Performance Awards, Warrant, Dividend Equivalent or other equity-based award granted pursuant to the terms of the Plan.

(c) “Award Agreement” shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(d) “Beneficiary” shall mean upon the employee’s death, the employee’s successors, heirs, executors and administrators, as the case may be.

(e) “Board of Directors” or “Board” shall mean the Board of Directors of Wireless Ronin Technologies, Inc.

(f) “Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 11 hereof.

(g) “Cause” shall mean: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) a violation of law, rule, or regulation, act of embezzlement, fraud, dishonesty, breach of fiduciary duty resulting in loss, damage or injury to the Company; (iv) material violation of the Company’s policies, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (v) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

(h) “Change in Control” shall mean the occurrence of any one of the following events:

(1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2(h); or

(2) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(h), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who were members of the Board and who were also members of the Incumbent Board (or became such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporation Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Committee” shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of two or more persons, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. Each member of the Committee shall be an “independent director” as determined in the Nasdaq Marketplace Rules or the rules or regulations of any exchange on which Company Stock is traded, or any other applicable law or regulation.

(k) “Company” shall mean Wireless Ronin Technologies, Inc. or any successor thereto. References to the Company also shall include the Company’s Affiliates unless the context clearly indicates otherwise.

(l) “Company Stock” or “Stock” shall mean the common stock of the Company.

(m) “Disability” shall mean the existence of a physical or mental condition that qualifies for a benefit under the long-term disability plan sponsored by the Company which applies to the Participant. The existence of a Disability shall be determined by the Committee.

(n) “Dividend Equivalents” means any right granted under Section 13.

(o) “Eligible Person” shall mean any employee, officer, non-employee director or an individual consultant or independent contractor providing services to the Company whom the Committee determines to be an Eligible Person.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “Fair Market Value” shall mean, with respect to a share of Company Stock on an applicable date:

(1) If the principal market for the Company Stock (the “Market”) is a national securities exchange or The Nasdaq Stock Market, the closing sale price reported on the date of the Award or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotations are made on such date, then on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding the applicable date; or

(2) In the event that paragraph (1) above does not apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

(r) “Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren).

(s) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(t) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(u) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option that is granted by the Committee pursuant to Section 6 hereof.

(v) “Participant” shall mean an Eligible Person who receives or is designated to be granted one or more Awards under the Plan.

(w) “Performance Award” shall mean a right granted to an Eligible Person pursuant to Section 12 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals (each a “Performance Measure”). A Performance Award shall be evidenced by an agreement, the “Performance Award Agreement,” executed by the Participant and the Committee.

(x) “Performance Measures” shall mean any one or more of the following performance measures or criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award within the time period prescribed by Section 162(m) of the Code and related regulations: (i) revenue; (ii) cash flow, (iii) earnings per share, (iv) income before taxes, or earnings before interest, taxes, depreciation and amortization, (v) return on equity, (vi) total shareholder return, (vii) share price performance, (viii) return on capital, (ix) return on assets or net assets, (x) income or net income, (xi) operating income or net operating income, (xii) operating profit or net operating profit,

(xiii) operating margin or profit margin, (xiv) return on operating revenue, (xv) return on invested capital, (xvi) market segment share, (xvii) product release schedules, (xviii) new product innovation, (xix) product cost reduction through advanced technology, (xx) brand recognition/acceptance, (xxi) product ship or sales targets, (xxii) customer segmentation or satisfaction; (xxiii) customer account profitability; or (xxiv) economic value added (or equivalent metric).

(y) “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(z) “Plan” shall mean this Wireless Ronin Technologies, Inc. 2006 Amended and Restated Incentive Plan, as it may be amended from time to time.

(aa) “Restricted Stock” shall mean an award of Company Stock, the grant, issuance, retention and/or vesting of which is subject to such restrictions, conditions and terms as are provided in an Award Agreement.

(bb) “Restricted Stock Award” shall mean an award of Stock granted to an Eligible Person pursuant to Section 9 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 9.

(cc) “Restricted Stock Unit” shall mean any award of the right to received Restricted Stock or a cash payment equal to the fair market value of such Company Stock upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award Agreement.

(dd) “SAR” or “Stock Appreciation Right” shall mean the right to receive in whole or in part in cash or whole shares of common stock, the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 7 hereof and subject to the terms and conditions contained therein.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ff) “Stock Bonus” shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 10 hereof.

(gg) “Subsidiary” shall mean a company (whether a company, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term “Subsidiary Company” as defined in Section 424(f) of the Code.

(hh) “Vesting Date” shall mean the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of a Stock Option or other Award, or the date upon which the restriction on a Restricted Stock or Restricted Stock Units grant shall lapse.

(ii) “Warrant” shall mean any right granted under Section 8 of the Plan.

3.	Stock Subject to the Plan

(a) Plan Limit.

Subject to adjustment as provided in Section 15 hereof, the Committee may grant Awards hereunder with respect to shares of Company Stock that in the aggregate do not exceed 1,750,000 shares. The grant of an Award shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan, except to the extent shares of common stock are issuable pursuant thereto. Shares subject to Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

(1) To the extent that any Options, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Options, such shares shall again be available for grant under the Plan;

(2) To the extent that any Warrants, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Warrants, such shares shall again be available for grant under the Plan;

(3) To the extent any shares of Restricted Stock or Restricted Stock Units or any shares of Company Stock granted as a Stock Bonus are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan; and

(4) To the extent any shares are issued upon the exercise of an Award by the surrender or tender of Previously Acquired Shares, surrendered or tendered shares shall be available for grant under the Plan.

Shares of Company Stock issued under the Plan may be either newly issued shares or reacquired shares, at the discretion of the Committee.

The maximum number of shares of Company Stock that may be issued in the form of Restricted Stock, Stock Bonuses or Restricted Stock Units, is an aggregate of 1,750,000 shares.

(b) Individual Limit.

Subject to adjustment as provided in Section 15 hereof, the Committee shall not in any calendar year grant Awards hereunder to any individual Participant with respect to more than 300,000 shares of Company Stock, which limit shall include any shares represented by an Award that has been cancelled. Such Awards may be made up entirely of any one type of Award or any combination of types of Awards available under the Plan, in the Committee’s sole discretion.

4.	Administration of the Plan

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(1) to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(2) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(3) to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(4) to establish or verify the extent of satisfaction of any Performance Measures or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(5) to prescribe and amend the terms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

(6) to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(7) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(8) without amending the Plan, to grant Awards to Eligible Persons who are foreign nationals performing services for the Company outside of the United States, if any, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, ratify or make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees; and

(9) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Company intends that the most substantial number of Awards granted under the Plan to Eligible Persons whom the Committee believes will be “covered employees” under Section 162(m)(3) of the Code will constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(b) The Committee’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

(c) All decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

(d) The Committee may, without amendment to the Plan, (i) accelerate the date on which any Option, SAR, Performance Award, Warrant or Stock Bonus granted under the Plan becomes exercisable, or otherwise adjust any of the terms of an Award (except that no such adjustment shall, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award unless the Committee determines that such adjustment is necessary or appropriate to prevent such Award from constituting “applicable employee remuneration” within the meaning of Section 162(m) of the Code), (ii) subject to Section 14, waive any condition of an Award, or otherwise adjust any of the terms of such Award; provided, however, that (A) other than in connection with a change in the Company’s capitalization as described in Section 15, the exercise price of any Option, SAR or other form of Award may not be reduced without approval of the Company’s shareholders; and (B) the amount payable to a covered employee with respect to a qualified performance-based Award may not be adjusted upwards and the Committee may not waive or alter Performance Measures associated with an Award in a manner that would violate Section 162(m) of the Code; or (iii) as to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of a performance period, the Committee may revise the Performance Measures and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, any subsidiary, division, Affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Measures unfair to the Company or a Participant unless a revision is made. Notwithstanding the forgoing provisions of this Section 4(d), neither the Committee nor the Board may, except for adjustments pursuant to Section 15, or as a result of a Change in Control, materially amend a Restricted Stock or Restricted Stock Unit Award, including an acceleration or waiver of a restriction thereof.

(e) The Committee may determine whether an authorized leave of absence, change in status, or absence in military or government service, shall constitute termination of employment, subject to applicable law.

(f) No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligible Persons

The persons who shall be eligible to receive Awards pursuant to the Plan shall be those Eligible Persons defined in Section 2(o) who are designated by the Committee.

6.	Options

The Committee may grant Options pursuant to the Plan. Each Option shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve. Except as otherwise provided in the Plan, Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options.

Each Option granted under the Plan shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b) Exercise Price.

The exercise price-per-share of any Option granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies.

(c) Term and Exercise of Options.

(1) Except as provided in the Plan or in an Award Agreement, each Option shall remain exercisable until the expiration of ten (10) years from the date such Option was granted; provided, however, that each Stock Option shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Plan.

(2) Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Award Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(4) hereof.

(3) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the shares to be acquired upon exercise of the Option in the manner provided in Section 14(j). Such notice shall be accompanied by the Award Agreement or Agreements evidencing the Option, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him.

(4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Option is exercised.

(5) The Committee may at its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code, an Incentive Stock Option), permit a Participant to transfer all or some of the Options to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such

Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

(d) Limitations on Grant of Incentive Stock Options.

(1) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of any stock with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company (and any plans of any “Subsidiary Company” or “Parent Company” of the Company within the meaning of Section 424 of the Code) are first exercisable by any employee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Qualified Stock Options. In such an event, the determination of which Options shall remain Incentive Stock Options and which shall be treated as Non-Qualified Stock Options shall be based on the order in which such Options were granted. All other terms and provisions of such Options that are deemed to be Non-Qualified Stock Options shall remain unchanged.

(2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its “Subsidiary Companies” (within the meaning of Section 424 of the Code), unless (A) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.	Stock Appreciation Rights (SARs)

The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

(a) Exercise Price.

The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR, which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such SAR is granted.

(b) Benefit Upon Exercise.

(1) The exercise of a SAR with respect to any number of shares of Company Stock shall entitle a Participant to a payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Company Stock on the exercise date over (B) the exercise price of the SAR. Payment may be made in whole or in part in cash, whole shares of the Company’s common stock, or a combination of cash and stock.

(2) All payments under this Section 7(b) shall be made as soon as practicable, but in no event later than five business days, after the effective date of the exercise of the SAR.

(c) Term and Exercise of SARs.

(1) Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years from the date such SAR was granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

(2) Each SAR, may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the

Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 7(b) hereof.

(3) A SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the SAR, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the SAR shall be returned to him.

(4) Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing a SAR, permit a Participant to transfer all or some of the SAR to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

8.	Warrants

The Committee may grant Warrants pursuant to the Plan. Each Warrant shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve. Except as otherwise provided in the Plan, Warrants shall comply with and be subject to the following terms and conditions:

(a) Identification of Warrants.

Each Warrant granted under the Plan shall be identified as such in the applicable Award Agreement.

(b) Exercise Price.

The exercise price-per-share of any Warrant granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Warrant is granted, except as permitted in connection with the issuance of Warrants in a transaction to which Section 424(a) of the Code applies.

(c) Term and Exercise of Warrants.

(1) Except as provided in the Plan or in an Award Agreement, each Warrant shall remain exercisable until the expiration of ten (10) years from the date such Warrant was granted; provided, however, that each Warrant shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Plan.

(2) Each Warrant shall be exercisable in whole or in part; provided, however, that no partial exercise of an Warrant shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Warrant or the entire portion of the Warrant that is then exercisable. The partial exercise of a Warrant shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Warrant, the Award Agreement evidencing such Warrant shall be returned to the Participant exercising such Warrant together with the delivery of the certificates described in Section 8(c)(4) hereof.

(3) A Warrant shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the shares to be acquired upon exercise of the Warrant in the manner provided in Section 14(j). Such notice shall be accompanied by the Award

Agreement or Agreements evidencing the Warrant and shall specify the number of shares of Company Stock with respect to which the Warrant is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him.

(4) Certificates for shares of Company Stock purchased upon the exercise of a Warrant shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Warrant is exercised.

(5) The Committee may at its sole discretion on a case-by-case basis, in any applicable agreement evidencing a Warrant, permit a Participant to transfer all or some of the Warrants to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Warrants shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

9.	Restricted Stock or Restricted Stock Units

The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan, and may provide that a portion of a Participant’s compensation may be granted in the form of Restricted Stock or Restricted Stock Units. Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions:

(a) Issue Date and Vesting Date; Minimum Restriction Period.

At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee shall establish the date of issuance and vesting with respect to such shares or Awards. In the case of Restricted Stock Units, no shares of Company Stock shall be issued when the Award is granted, but rather upon the lapse of restrictions and the restricted period, at which time, shares of Company Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units. The restriction period for an Award of Restricted Stock and Restricted Stock Units shall not be less than three (3) years, except that a restriction period of at least one (1) year is permitted if the Award is performance based.

(b) Conditions to Vesting.

At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions and conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units, as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures including, but not limited to the period of active service as the Committee may specify at the time of the grant.

(c) Restrictions on Transfer Prior to Vesting.

Prior to the vesting of Restricted Stock or Restricted Stock Units, no transfer of a Participant’s rights with respect to such shares or units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares or units, but immediately upon any attempt to transfer such rights, such shares or units, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d) Certificates.

Restricted Stock issued prior to the Vesting Date may be certificated or uncertificated, as determined by the Committee.

(1) Except as otherwise provided in this Section 9 hereof, reasonably promptly after the date identified in the Award Agreement for issuance of certificated shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Wireless Ronin Technologies, Inc. 2006 Amended and Restated Equity Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Wireless Ronin Technologies, Inc. A copy of the Plan and Award Agreement is on file in the office of the Secretary of Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, MN 55345.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of the Award Agreement.

(2) Each certificate issued pursuant to Section 9(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company). The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e) Consequences Upon Vesting.

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares (whether certificated or uncertificated) were granted, a certificate evidencing such share, free of the legend set forth in Section 9(d)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(d) hereof.

(f) Failure to Vest.

Except as may be provided by the Committee, in the event of a Participant’s termination of employment or relationship with the Company prior to all of his Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant be returned to the Participant or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower be paid to the Participant.

(g) Voting Rights and Dividends.

The Participant shall have the right to vote all shares of Restricted Stock during the period the restriction is enforced. Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her. Any dividends authorized by the Company to be paid to the Participant during the period the restriction is enforced, will be subject to the same restrictions as the underlying shares upon which the dividend is declared.

10.	Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the limit set forth in Section 3 hereof. A Stock Bonus shall be in lieu of all or a portion of a Participant’s salary or bonus and shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Measures as the Committee may specify at the time of the grant. Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

11.	Cash Bonuses

The Committee may, in its absolute discretion, in connection with any grant of Restricted Stock, Restricted Stock Units, Stock Bonus, Warrants or Non-Qualified Stock Options or at any time thereafter, grant a Cash Bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such grant of Restricted Stock, Restricted Stock Units, Non-Qualified Stock Options, Warrants or Stock Bonuses, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Restricted Stock Units or Stock Bonus on such date or the limits set forth in Section 3(b). A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus. Notwithstanding anything contained herein to the contrary, a Cash Bonus is intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, and no payment shall be made under any such Cash Bonus until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

12.	Performance Awards

The Committee may grant Performance Awards which may be earned based upon achievement of Performance Measures. With respect to each such award, the Committee shall establish a performance period over which achievement of Performance Measures shall be determined and performance measures to be met or exceeded. Such standards shall be established at the time of such award and set forth in the Award Agreement.

(a) Performance Awards.

Each Performance Award shall have a maximum value established by the Committee at the time of such award.

(b) Performance Measures.

Performance Awards shall be awarded to an Eligible Person contingent upon future performance of the Company and/or the Company’s subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the Performance Measures applicable to such performance.

(c) Award Criteria.

In determining the value of Performance Awards, the Committee shall take into account an eligible person’s responsibility level, performance, potential, cash compensation level, unexercised Options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to any one person during any calendar year shall be $1,500,000.

(d) Payment.

Following the end of each performance period, the Participant holding each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of common stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose in the Award Agreement. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

(e) Other Terms and Conditions.

When a Performance Award is payable in installments in common stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Participant representing shares of common stock which would have been issuable to the Participant if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Participant, and during the period until such installment becomes due such Participant shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such common stock and all other shareholder rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Participant shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Company shall retain custody of any stock certificates until such time and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such common stock until such time. A distribution with respect to shares of common stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made, unless otherwise determined by the Committee.

(f) Performance Award Agreements.

Each Performance Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

13.	Dividend Equivalents and Other Equity-Based Awards

The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion may determine, subject to the provisions of the Plan. Stock Awards may entail the transfer of actual shares of Company Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

14.	Other Provisions Applicable to Awards.

(a) Change in Control.

(1) Acceleration of vesting.

Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i) Any Options, Stock Appreciation Rights and Warrants outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii) The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested.

(iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares, as determined by the Committee, as promptly as is practicable.

(iv) All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

(2) Cash Payment for Options.

If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an Award Agreement issued at the time of the grant or at any time after the grant of an Award, and without the consent of any Participant affected thereby, may determine that:

(i) some or all Participants holding outstanding Awards will receive, with respect to some or all of the shares of Company Stock subject to such Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Awards; and

(ii) with respect to any granted and outstanding Award, the Fair Market Value of the shares of Company Stock underlying such Award is less than or equal to the exercise price per share of such Award as of the effective date of the applicable Change in Control and the Award, therefore, shall terminate as of the effective date of the applicable Change in Control.

If the Committee makes a determination as set forth in subparagraph (i) of this subsection (2), then as of the effective date of any such Change in Control of the Company such Awards will terminate as to such shares and the Participants formerly holding such Awards will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (ii) of this subsection (2), then as of the effective date of any such Change in Control of the Company such Awards will terminate, become void and expire as to all unexercised shares of Common Stock subject to such Awards on such date, and the Participants formerly holding such Awards will have no further rights with respect to such Awards.

(3) Limitation on Change in Control Payments.

Any limitations on payments made due to a Change in Control shall be set forth in the Award Agreement.

(b) Suspension or Cancellation for Cause.

If the Committee reasonably believes that a Participant has committed an act of misconduct which the Committee determines may constitute Cause, it may suspend the Participant’s right to exercise any rights under an Award pending a determination by the Committee. If the employment of a Participant is terminated by the Company for Cause, then the Committee shall have the right to cancel any Awards granted to the Participant, whether or not vested, under the Plan. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(c) Right of Recapture.

If at any time within one year after the date on which a Participant exercises rights under an Award, or if income is realized by a Participant in connection with any other stock-based award (each of which events shall be a “realization event”), if the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (i) results in the Participant’s termination or deemed termination of employment for Cause or (ii) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interest of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(d) Forfeiture for Financial Reporting Misconduct.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or if the Participant is subject to automatic forfeiture under Section 304 of the Sarbanes — Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award, and the income realized by a Participant in connection with any other stock based award, earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (which ever just occurred) of the financial document embodying such financial reporting requirement.

(e) Consideration of Awards.

Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(f) Awards May Be Granted Separately or Together.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(g) No Limit on Other Compensation Arrangements.

Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment, etc.

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. In addition, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise provided in the Plan or in any Award Agreement.

(i) No Fractional Shares.

No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of a fractional share, or whether fractional rights shall be cancelled or otherwise eliminated.

(j) Forms of Payment Under Awards.

Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, in each case in accordance with rules of the Committee.

Except as provided herein, the purchase price of each share of Stock purchased by an Eligible Person or transferee upon the exercise of any Option or other Award requiring payment shall be paid: (i) in United States Dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option is being exercised; (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above; or (iv) by such other method as may be permitted in the written stock option agreement between the Company and the Optionee.

(k) Limits on Transfer of Awards.

Subject to Sections 6(c), 7(c) and 8(c), no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder; provided, however, that, if so determined by the Committee, a Participant may, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as otherwise provided in Sections 6(c), 7(c) or 8(c), or any applicable Award Agreement or amendment thereto, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Any Award which is transferred pursuant to a qualified domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(l) Term of Awards.

The term of each Award shall be for such periods as may be determined by the Committee at the time of grant but in no event shall any Award have a term of more than 10 years.

15.	Adjustment Upon Changes in Company Stock

(a) Adjustments.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar corporate transaction or event affecting shares of the Company will result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, Warrant or the availability of any Stock Appreciation Rights, if any, contained in any Award, and any Change in Control or similar provisions of any Award), the Committee shall adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

(b) Outstanding Restricted Stock.

Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, which has passed its issuance date but has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, not involving a Change in Control, shall not vest until such share of Restricted Stock vests in accordance with a Participant’s Award Agreement, and shall be promptly deposited with the custodian designated pursuant to Paragraph 9(d)(2) hereof.

16.	Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option, Warrant or Restricted Stock Unit granted pursuant to the Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in Section 15 hereof, no adjustment to any Option Warrant or Restricted Stock Unit shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

17.	No Special Employment Rights; No Right to Award

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

18.	Securities Matters

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded.

19.	Compliance with Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule l6b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

20.	Tax Matters

(a) Withholding.  To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Award, or any disposition of shares of Company Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to a Participant under such Award or by tendering a Participant’s Previously Acquired Shares.

(b) Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(c) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

21.	Amendments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

(a) Amendments to the Plan.

The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of Options at less than the market price of Company Stock; (iii) permit the repricing of outstanding Options; (iv) amend the maximum shares set forth that may be granted as Options, Stock Appreciation Rights, Warrants, Restricted Stock or Restricted Stock Units or Stock Bonus to any Participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

(b) Correction of Defects, Omissions and Inconsistencies.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

22.	No Obligation to Exercise

The grant to a Participant of an Option, Warrant, SAR, Performance Award or other equity-based Awards shall impose no obligation upon such Participant to exercise such Award.

23.	Transfers Upon Death

No transfer by will or the laws of descent and distribution of any Stock Award, or the right to exercise any Stock Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Stock Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Stock Award.

24.	Expenses and Receipts

The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Stock Award will be used for general corporate purposes.

25.	Limitations Imposed By Section 162(m)

Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of a Stock Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

(a) With respect to Options, SARs, Warrants or Restricted Stock Units, the Committee may delay the payment in respect to such Options, SARs, Warrants or Restricted Stock Units until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. In the event that a Participant exercises an Option, Warrants or SAR at a time when the Participant is a “covered employee,” and the Committee determines to delay the payment in respect of such any Stock Award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book-entry account established in the Participant’s name in the financial records of the Company. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

(b) With respect to Restricted Stock or Restricted Stock Units and Stock Bonuses, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock and Stock Bonuses in order to cancel the Awards of such Restricted Stock or Restricted Stock Units and Stock Bonuses (and any related Cash Bonuses). In exchange for such cancellation, the Committee shall credit to a book-entry account established in the Participant’s name in the financial records of the Company a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such awards. The amount credited to such account shall be paid to the Participant within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

26.	Compliance with Section 409A of the Code

Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a Participant holding such Award.

27.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Agreement, unless such failure is remedied by such Participant (or a beneficiary or permitted transferee) within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

28.	Effective Date of Plan

The Plan, as initially adopted, became effective on February 2, 2007 (the “Effective Date”), and the Plan, as amended and restated, shall be effective subject to approval by the shareholders of the Company.

29.	Term of the Plan

The Plan and the right to grant Awards under the Plan will terminate on the tenth (10th) anniversary of the effective date unless terminated earlier.

30.	Severability of Provisions

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31.	Applicable Law

Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

32.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

APPENDIX B

2007 ASSOCIATE STOCK PURCHASE PLAN

(Effective September 28, 2007)

ARTICLE I — GENERAL PLAN ADMINISTRATION

1.	Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), and, thereby encourage Associates to act in the shareholders’ interest and share in the Company’s success. The Plan is intended to comply with the requirement of Section 423(b) of the Code.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Article I, Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of employee stock purchase plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system.

(c) “Associate” means any full-time employee of the Company, or a Designated Subsidiary.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means any of the following:

(1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either: (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this subsection 2(e);

(2) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection 2(e), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who were members of the Board and who were also members of the Incumbent Board (or became such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the company or all or substantially all of the company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the company resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such company entitled to vote generally in the election of Directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of the company resulting from such Corporate Transaction; or

(4) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) “Code” means the United States Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board or a committee of Directors appointed by the Board in accordance with Article I, Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Wireless Ronin Technologies, Inc., a Minnesota corporation, or its successor.

(j) “Compensation” means all earnings reported as wages on Form W-2, including straight time pay, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, commissions and other compensation, but excluding any compensation recognized in connection with any Company equity awards.

(k) “Contributions” means all amounts credited to the account of a Participant pursuant to Article II of the Plan.

(l) “Designated Subsidiaries” means the Subsidiaries, if any, which have been designated by the Board, if any, from time to time in its sole discretion as a Subsidiary whose Associates are eligible to participate in Article II of the Plan. The term “Subsidiary” as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and such term shall also include any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

(m) “Director” means a member of the Board.

(n) “Eligible Associate” means any person who is treated as an Associate of the Company or a Designated Subsidiary, who has completed ninety days of continuous employment. An Eligible Associate will be eligible to become a Participant in the Plan on the first day of the second calendar quarter following the Eligible Associate’s date of hire. Leased Associates and independent contractors and individuals not paid through the regular payroll of the Company or one of its Designated Subsidiaries shall not be considered an Associate eligible to participate in the Plan.

(o) “ASPP Option” means an option to purchase on each Purchase Date within an Offering Period a number of Shares of the Company’s Common Stock determined by dividing an Eligible Associate’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the

Purchase Date by the applicable Purchase Price granted in accordance with the terms of Article II of the Plan.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(r) “Nasdaq” means the Nasdaq Stock Market.

(s) “Offering Date” means the first Trading Day of each Offering Period under Article II of the Plan.

(t) “Offering Period” means a period, established for purposes of Article II of the Plan, of six (6) months’ duration. The duration and timing of Offering Periods may be changed pursuant to Article I, Section 7 and Article II, Section 2 of the Plan. The first Offering Period shall commence on January 1, 2008 and end on June 30, 2008.

(u) “Participant” means any Eligible Associate to whom an ASPP Option has been granted under Article II of the Plan.

(v) “Plan” means this 2007 Associate Stock Purchase Plan.

(w) “Purchase Date” means the last Trading Day of each Offering Period under Article II of the Plan.

(x) “Purchase Price” means, with respect to an Offering Period, an amount equal to 85% (unless such percentage is changed pursuant to Article I, Section 7) of the Fair Market Value of a Share of Common Stock on the applicable Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under Article II of the Plan as a result of a shareholder-approved amendment to the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% (unless such percentage is changed pursuant to Article I, Section 7) of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(y) “Share” means a share of the Common Stock, as adjusted in accordance with Article I, Section 6 of the Plan.

(z) “Subscription Agreement” means an agreement entered into between a Participant and the Company under Article II, Section 4 of the Plan.

(aa) “Trading Day” means a day on which the U.S. national stock exchanges and Nasdaq are open for trading.

3.	Stock Subject to the Plan.

Subject to the provisions of Article I, Section 6 of the Plan, the aggregate number of Shares that may be issued pursuant to ASPP Options granted under Article II of the Plan is 300,000 Shares (the “ASPP Pool”). Shares subject to ASPP Options that are cancelled, expire or are forfeited shall be available for re-grant under the Plan.

4.	Administration of the Plan.

(a) Procedures; Administrative Bodies.  The Plan shall be administered by the Board, a Committee and/or their delegates. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements. Except to the extent prohibited by Applicable Law, the

Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(1) to correct administrative errors;

(2) to construe and interpret the terms of the Plan and ASPP Options granted pursuant to the Plan;

(3) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt the rules and procedures regarding withholding procedures and handling of stock certificates which vary with local requirements;

(4) to prescribe, amend and rescind rules and regulations relating to the Plan;

(5) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an ASPP Option, including without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(6) to extend participation to Eligible Associates of any Designated Subsidiaries;

(7) to make all other determinations deemed necessary or advisable for administering the Plan and any ASPP Option granted hereunder.

(c) Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any ASPP Option granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other Associate of the Company and such attorneys, consultants and accountants as it may select.

5.	Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of twenty (20) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Article  I, Section 7 of the Plan.

6.	Adjustments upon Changes in Capitalization.

(a) Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares covered by each ASPP Option, (ii) the price per Share subject to each such ASPP Option and (iii) the Share limitation set forth in Article II, Section 5(c) of the Plan (including any amendment by the Administrator to the limitation set forth in Section 5(c) of the Plan), shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an ASPP Option.

(b) In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the

Administrator. In the event of a Change in Control, each ASPP Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute equivalent options for ASPP Options outstanding under the Plan, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Change in Control and the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her ASPP Option has been changed to the New Purchase Date and that his or her ASPP Option will be exercised automatically on the New Purchase Date, unless prior to such date he of she has withdrawn from the Offering Period as provided in Article II, Section 9.

7.	Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may amend, alter or discontinue the Plan or any Subscription Agreement, but to the extent required by Applicable Law, any such amendment shall be subject to approval of the shareholders of the Company in the manner required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

(1) increase the maximum number of Shares for which ASPP Options may be granted under the Plan, other than an increase pursuant to Article I, Section 6; and

(2) except as permitted in Article I, Section 4(b)(6), change the class of persons eligible to receive ASPP Options under the Plan.

(b) Effect of Amendment or Termination.  No amendment, suspension or termination of the Plan shall impair the rights of any ASPP Option, unless mutually agreed otherwise between the Participant, as applicable, and the Administrator, which agreement must be in writing and signed by the Participant, as applicable, and the Company and must comply with Code Section 423; provided however that notwithstanding anything to the contrary in this Section 7, the Administrator shall be permitted to terminate, amend and change the rights provided under Article II including to outstanding ASPP Options pursuant to subsection (c) below.

(c) Administrative Authority to Amend or Terminate the Plan.  An Offering Period or the Plan may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period then in progress. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator or a committee shall be entitled to change the Offering Periods (including the duration and timing of Offering Periods), limit the frequency and/or number of changes in the amount of Contributions withheld from a Participant’s Compensation during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, with respect to future Offering Periods decrease the amount of the discount from the Fair Market Value of a Share for purposes of establishing the Purchase Price for an Offering Period, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion are advisable.

(d) Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of ASPP Options granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating a Participant’s benefits under any Associate benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

8.	Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under Article II of the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. To the extent that a Participant has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any ASPP Option hereunder until changed by the Participant to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice, in accordance with the procedures established by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall allow the executor or administrator of the estate of the Participant to exercise the ASPP Option or the Company shall deliver such Shares and/or cash to the executor or the estate of the Participant.

9.	No Right to Employment.

No person shall have any claim or right to be granted an ASPP Option and the grant of any ASPP Option shall not be construed as giving a Participant the right to continue in the employ of the Company or its affiliates. Further, the Company and its affiliates expressly reserve the right, at any time, to dismiss any Eligible Associate or Participant at any time without liability or any claim under the Plan, except as provided herein or in any Subscription Agreement entered into hereunder.

10.	Legal Compliance.

Shares shall not be issued pursuant to the Plan unless such issuance and the delivery of such Shares shall comply with Applicable Laws and such compliance shall be further subject to the approval of counsel for the Company with respect to such compliance.

11.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

13.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company, Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, MN 55345, and shall be effective when received.

14.	Governing Law; Interpretation of Plan and ASPP Options.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Minnesota.

(b) In the event that any provision of the Plan or ASPP Option granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or ASPP Option shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The section headings used in this Plan are solely for convenience of reference, do not constitute a part of the Plan, and shall not shall affect its meaning, construction or effect.

(d) The terms of the Plan and any ASPP Option shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or any ASPP Option shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision as provided in this Section 14(e) and Article I, Section 14(f). The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Participant shall as a condition to the receipt of an ASPP Option be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Eligible Associates. If there are no such members of the Board, the arbitrator shall be an individual who is an attorney licensed to practice law in the state of Minnesota selected by the board. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

15.	Limitation on Liability.

The Company and any affiliate that is in existence or hereafter comes into existence shall not be liable to an Eligible Associate or any other persons as to:

(a) The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences.  Any tax consequence realized by any Eligible Associate or other person due to the receipt, exercise or settlement of any ASPP Option.

16.	Unfunded Plan.

Insofar as it provides for ASPP Options, the Plan shall be unfunded. Any liability of the Company to any Participant with respect to an ASPP Option shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

ARTICLE II — ASPP OPTIONS

1.	General.

This Article II provides Eligible Associates with the right to purchase Shares, through payroll deductions, in a manner designed to comply with Code Section 423.

2.	Offering Periods.

Article II of the Plan shall be implemented by a series of Offering Periods of approximately six (6) months’ duration, with new Offering Periods commencing on or about January 1 and July 1 of each year and ending, respectively, on the next following June 30 and December 31 (or at such other time or times as may be determined by the Administrator); provided however that the first Offering Period under the Plan shall commence on January 1, 2008 following shareholder approval of the Plan and shall end on June 30, 2008. Offering Periods shall occur on a continuing, successive basis until the Plan or an Offering Period is terminated in accordance with Article I, Sections 5 or 7, as applicable. Notwithstanding the above, the

Administrator shall have the power to change the timing, duration and/or the frequency of Offering Periods with respect to future Offering Periods.

3.	Eligibility.

Any Eligible Associate is eligible to become a Participant as of the first applicable Offering Date and shall be eligible to participate in such Offering Period, subject to the requirements of Article II, Section 4 and to the other limitations imposed by the Plan and Code Section 423(b).

4.	Participation; Subscription Agreement.

(a) Offering Periods.  An Eligible Associate who is eligible to participate in the Plan under Article II, Section 3 above may become a Participant by (i) submitting to the Administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed Subscription Agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

(b) Requirements as to Subscription Agreement and Participation.

(1) A Participant’s Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be paid as Contributions pursuant to the Plan, which percentage shall be a whole percentage and shall be not less than one percent (1%) and not more than ten percent (10%) (or such other maximum percentage as the Administrator may establish from time to time before an Offering Period) of such Participant’s Compensation on each payday during the Offering Period.

(2) A Participant’s Subscription Agreement shall be effective for the Offering Period with respect to which it is filed, and also shall be automatically effective for each successive Offering Period that commences after the end of the Offering Period, unless the Participant changes his or her Contribution rate for the next Offering Period by following the procedures set forth in Article II, Section 4(b)(3) below, withdraws from the Plan in accordance with Article II, Section 9, or is otherwise ineligible to participate in the next Offering Period.

(3) A Participant may decrease his or her rate of Contributions to zero percent (0%) during an ongoing Offering Period (and remain at that rate through the Purchase Date for the Offering Period, unless he or she otherwise withdraws in the manner specified in Section 9 below) but otherwise may not increase or decrease his or her rate of Contributions during an Offering Period. In addition, a Participant may discontinue his or her participation in the Plan as provided in Article II, Section 9 at any time prior to a Purchase Date. In addition, a Participant may change his or her rate of Contributions under the Plan with respect to the next Offering Period by filing a new Subscription Agreement with the Company by following the procedure designated by the Administrator. Such change in Contribution rate will be effective as of the first payroll period following commencement of the next Offering Period. All funds recorded in payroll deduction accounts may be used by the Company and its subsidiaries for any corporate purpose, subject to the right of a Participant to withdraw at any time an amount equal to the balance accumulated in his or her payroll deduction account as described in Section 9 below. Funds recorded in payroll deduction accounts shall not be required to be segregated from any funds of the Company or any of its subsidiaries.

5.	Grant of Option; Limitations.

(a) Grant of Option.  Subject to the limitations in subsections (c), (d) and (e) of this Section 5 and Section 10 of Article II, on the Offering Date of each Offering Period, each Eligible Associate participating in such Offering Period shall be granted an ASPP Option.

(b) Acceptance of ASPP Option Grant.  An Eligible Associate may accept the grant of such ASPP Option by electing to participate in the Plan in accordance with the requirements of Article II, Section 4(a). Exercise of the ASPP Option shall occur as provided in Article II, Section 7 below.

(c) Limit on Number of Shares Purchased.  Notwithstanding the above, the maximum number of Shares an Eligible Associate may purchase during each Offering Period shall be 5,000 Shares, subject to adjustment pursuant to Article I, Section 6. In addition to the limits on an Eligible Associate’s participation in the Plan set forth herein, the Administrator in its sole discretion may establish new or change existing limits on the number of Shares an Eligible Associate may elect to purchase with respect to any Offering Period.

(d) Limit on Value of Shares Purchased.  Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an ASPP Option under the Plan if such ASPP Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such ASPP Option is granted) for each calendar year in which such ASPP Option is outstanding at any time.

(e) 5% Owner Limit.  Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an ASPP Option under the Plan if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

6.	Method of Payment for Purchase of Shares.

Article II of this Plan shall be operated as a payroll deduction plan. All payroll deductions made by a Participant shall be credited to his or her account under Article II of the Plan. A Participant may not make any additional payments into such account other than through the payroll deduction feature of Article II the Plan.

(a) Limitation on Payroll Deductions.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and the limitations of Article II, Section 5, a Participant’s payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription Agreement at the beginning of the next Offering Period or, in the case of the limitation of Article II, Section 5(d), the first Offering Period which is scheduled to end in the following calendar year, unless the Participant withdraws in accordance with Article II, Section 9, or is otherwise ineligible to participate in such Offering Period.

(b) Tax Withholding.  At the time an ASPP Option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under Article II of the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the ASPP Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

(c) Interest.  No interest shall accrue on the Contributions of a Participant in the Plan.

7.	Exercise of Option.

(a) During his or her lifetime, a Participant’s ASPP Option to purchase Shares hereunder is exercisable only by him or her.

(b) Unless a Participant withdraws from the Plan as provided in Article II, Section 9, his or her ASPP Option for the purchase of Shares will be exercised automatically on the Purchase Date of an Offering Period, and unless otherwise limited by Section 5 or Section 10 of Article II, the maximum number of full Shares subject to the ASPP Option will be purchased at the applicable Purchase Price with the accumulated Contributions in the Participant’s account.

(c) No fractional Shares shall be purchased. Any payroll deductions accumulated in a Participant’s account that are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period.

8.	Delivery.

The Shares purchased upon exercise of an ASPP Option hereunder shall be deemed to be transferred to the Participant as soon as administratively practicable on or following the Purchase Date. As promptly as administratively practicable after each Purchase Date of each Offering Period, the Company shall arrange to deliver to each Participant, as appropriate, a certificate representing the Shares purchased upon exercise of his or her ASPP Option. Notwithstanding the foregoing, the Administrator may require that all Shares purchased under Article II of the Plan be held in an account (the Participant’s “ASPP Stock Account”) established in the name of the Participant (or in the name of the Participant and his or her spouse, as designated by the Participant on his or her Subscription Agreement), subject to such rules as determined by the Administrator and uniformly applied to all Participants, including designation of a brokerage or other financial services firm (an “ASPP Broker”) to hold such Shares for the Participant’s ASPP Stock Account with registration of such Shares in the name of such ASPP Broker for the benefit of the Participant (or for the benefit of the Participant and his or her spouse, as designated by the Participant on his or her Subscription Agreement).

9.	Withdrawal from Plan.

(a) Withdrawal not in connection with Interruption or Termination of Continuous Service Status.

(1) A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by giving written notice to the Company. All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her ASPP Option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(2) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period.

(b) Withdrawal in connection with Interruption or Termination of Continuous Service Status.  In the event a Participant terminates employment during the Offering Period in which he or she is participating, he or she will be deemed to have elected to withdraw from the Plan and any ASPP Option he or she holds to purchase Shares under the Plan is terminated. Upon termination of a Participant’s employment prior to the Purchase Date of an Offering Period for any reason, including death or retirement, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Article I, Section 8.

10.	Stock

If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which ASPP Options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising ASPP Options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising ASPP Options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Article I, Section 7. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

11.	Effective Date of Plan

The Plan is adopted by the Board of the Company on September 28, 2007, subject to approval by the shareholders of the Company. The Plan shall be effective (“Effective Date”) as of the date of such shareholder approval.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	WIRELESS RONIN TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 15, 2007, 3:30 P.M.
     The undersigned shareholder of Wireless Ronin Technologies, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated October 2, 2007, and hereby appoints Jeffrey C. Mack and John A. Witham, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Wireless Ronin Technologies, Inc. to be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on November 15, 2007, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Wireless Ronin Technologies, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

Please be sure to sign and date this Proxy in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

		For	Withhold	For All Except
1.	To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.

01 02 03	Jeffrey C. Mack 04 Gregory T. Barnum William F. Schnell 05 Thomas J. Moudry Carl B. Walking Eagle Sr. 06 Brett A. Shockley	☐	☐	☐
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

		For	Against	Abstain
2.	To approve the amendment to our 2006 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	To approve our 2007 Associate Stock Purchase Plan.	☐	☐	☐

		For	Against	Abstain
4.	To ratify the appointment of Virchow, Krause & Company, LLP as our independent auditors for the year ending December 31, 2007.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

+	+

▲ Detach above card, mark, sign, date and mail in postage paid envelope provided. ▲
WIRELESS RONIN TECHNOLOGIES, INC.
Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, MN 55345
     Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.